AIRCRAFT GENERAL TERMS  AGREEMENT

BETWEEN

AIRBUS S.A.S.

as Seller

A N D

CHINA SOUTHERN AIRLINES COMPANY LIMITED

as Buyer

AND

CHINA SOUTHERN AIRLINES GROUP IMPORT AND EXPORT TRADING CORP., LTD.

As Consenting Party

Buyer's reference: 09SIES1033FR

Seller's reference: CT0803291

Private & Confidential

CONTENTS

CLAUSES	TITLES

0	DEFINITIONS AND INTERPRETATION

1	SCOPE

2	SPECIFICATION

3	PRICES

4	PRICE REVISION

5	PAYMENTS

6	MANUFACTURE PROCEDURE - INSPECTION

7	CERTIFICATION

8	BUYER'S TECHNICAL ACCEPTANCE

9	DELIVERY

10	EXCUSABLE DELAY

11	NON-EXCUSABLE DELAY

12	WARRANTIES AND SERVICE LIFE POLICY

13	PATENT AND COPYRIGHT INDEMNITY

14	TECHNICAL DATA AND SOFTWARE SERVICES

15	SELLER REPRESENTATIVE SERVICES

16	TRAINING SUPPORT AND SERVICES

17	EQUIPMENT SUPPLIER PRODUCT SUPPORT

18	BUYER FURNISHED EQUIPMENT

19	INDEMNIFICATION AND INSURANCE

20	TERMINATION

21	ASSIGNMENTS AND TRANSFERS

22	MISCELLANEOUS PROVISIONS

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CONTENTS

EXHIBITS	TITLES

Exhibit A	SPECIFICATION (included via the relevant Purchase Agreement)

Exhibit B	FORM OF SPECIFICATION CHANGE NOTICE

Exhibit C	AIRFRAME PRICE REVISION FORMULA (included via the relevant Purchase Agreement)

Exhibit D	FORM OF CERTIFICATE OF ACCEPTANCE

Exhibit E	FORM OF BILL OF SALE

Exhibit F	SERVICE LIFE POLICY - LIST OF ITEMS

Exhibit G	TECHNICAL DATA INDEX

Exhibit H	MATERIAL SUPPLY AND SERVICES

Exhibit I	LICENSES AND ON-LINE SERVICES

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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AIRCRAFT GENERAL TERMS AGREEMENT

This aircraft general terms agreement (the "AGTA") is made as of                                         , 2010.

BETWEEN:

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the "Seller"),

and

CHINA SOUTHERN AIRLINES COMPANY LIMITED, a company organised under the laws of the People's Republic of China having its principal place of business at Bai Yun Airport, Guangzhou 510405, People's Republic of China, (the “Buyer”),

and

CHINA SOUTHERN AIRLINES GROUP IMPORT AND EXPORT TRADING CORP., LTD., formerly known as CHINA SOUTHERN AIRLINES (GROUP) IMPORT AND EXPORT TRADING CORPORATION, having its principal office at Bai Yun Airport, Guangzhou 510405, People's Republic of China (the "Consenting Party").

The Seller, the Buyer and the Consenting Party referred together as the “Parties” and each a “Party”.

WHEREAS the Seller and the Buyer, with the consent of the Consenting Party, wish to agree on the general terms and conditions which shall govern certain Purchase Agreements for Aircraft  (as defined in Clause 0) between them on or after the date hereof.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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0	DEFINITIONS AND INTERPRETATION

0.1	In addition to words and terms elsewhere defined in this AGTA, the initially capitalised words and terms used in this AGTA shall have the meaning set out below.

Affiliate	means with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

AirbusSpares	has the meaning set forth in Part 3 of Exhibit I.

AirbusWorld	has the meaning set forth in Part 2 of Exhibit I.

Aircraft
means an Airbus A320 family, A330 family or A340 family model aircraft including the Airframe, the Propulsion Systems, and any part, component, furnishing or equipment installed on the Aircraft on Delivery under the terms and conditions of the relevant Purchase Agreement.

Aircraft Base Price	has the meaning set out in Clause 3.2

Aircraft Price Revision
Formula	is set out in the relevant Purchase Agreement.

Aircraft Training Services
means any flight support services including but not limited to any and all training courses, flight training, flight assistance, line training, line assistance and more generally all flights of any kind performed by the Seller, its agents, employees or subcontractors, and maintenance support, maintenance training (including Practical Training), training support of any kind performed on aircraft and provided to the Buyer pursuant to the relevant Purchase Agreement.

Airframe	means the Aircraft excluding the Propulsion Systems.

Airframe Base Price	has the meaning set out in Clause 3.1.1

Airframe Price Revision
Formula	is set out in the relevant Purchase Agreement.

Aviation Authority
means when used in respect of any jurisdiction the government entity, which under the laws of such jurisdiction has control over civil aviation or the registration, airworthiness or operation of aircraft in such jurisdiction.

Balance of Final Price	has the meaning set out in Clause 5.4.1.

Base Price	means (i) the sum of the Airframe Base Price and the Propulsion Systems Base Price or (ii) the Aircraft Base Price as the case may be.

Bill of Sale	has the meaning set out in Clause 9.2.2.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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Business Day
means a day, other than a Saturday or a Sunday, on which business of the kind contemplated by the relevant Purchase Agreement is carried on in France, in Germany and in the Buyer’s country or, where used in relation to a payment, which is a day on which banks are open for business in France, in Germany, in the Buyer's country and in New York, as appropriate.

Buyer Furnished
Equipment	has the meaning set out in Clause 18.1.1.

Certificate of Acceptance	has the meaning set out in Clause 8.3.

Chinese Delivery Location	means the Seller’s facility in Tianjin, People’s Republic of China

Contractual Definition
Freeze or CDF	has the meaning set out in Clause 2.4.2

Customization Milestones
Chart	has the meaning set out in Clause 2.4.1

DDU	Delivered Duty Unpaid, according to the International Commercial Terms (Incoterms), published by International Chamber of Commerce

Default Rate	means the rate of Default Interest as defined in Clause 5.7.

Delivery	means the transfer of title to the Aircraft from the Seller to the Buyer in accordance with Clause 9.

Delivery Date	means the date on which Delivery shall occur.

Delivery Location	means the European Delivery Location or the Chinese Delivery Location as applicable.

European Delivery
Location	means the facilities of the Seller at the location of the final assembly of the Aircraft currently in Blagnac, France or in Hamburg, Germany.

Excusable Delay	has the meaning set out in Clause 10.1.

Export Airworthiness
Certificate	means an export certificate of airworthiness or an equivalent document issued by a European Aviation Authority.

Final Price	has the meaning set out in Clause 3.1.3 or 3.2.2 as appropriate

General Terms and
Conditions or GTC	means the General Terms and Conditions of Access to and Use of AirbusWorld set forth in Part 4 to Exhibit I.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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Goods and Services	means any goods and services that may be purchased by the Buyer from the Seller as listed in the Seller’s relevant customer services catalogue, excluding all aircraft models.
Gross Negligence	means any act or omission done with intent to cause damage or recklessly and with knowledge that damage would probably result.

Ground Training Services
means all training courses performed in classrooms (classical or Airbus CBT courses), full flight simulator sessions, fixed base simulator sessions, field trips and any other services provided to the Buyer on the ground pursuant to the relevant Purchase Agreement, and which are not Aircraft Training Services.

Manufacture Facilities	means the various manufacture facilities of the Seller, its Affiliates or any sub-contractor where the Airframe or its parts are manufactured or assembled.

Manufacturer Specification
Change Notice or MSCN	has the meaning set out in Clause 2.2.2.1.

Material	has the meaning set out in Clause 1.2 of Exhibit H.

Non-Excusable Delay	has the meaning set out in Clause 11.1.

Predelivery Payment	means the payment(s) determined in accordance with Clause 5.3.

Propulsion Systems	has the meaning set out in Clause 2.3.

Propulsion Systems Base
Price	means the price of a set of Propulsion Systems as set out in Clause 3.1.2.

Propulsion Systems
Reference Price	means the reference price of a set of Propulsion Systems as set out in the relevant Purchase Agreement.

Propulsion Systems
Manufacturer	means the manufacturer of the Propulsion Systems as set out in the relevant Purchase Agreement.

Propulsion Systems Price
Revision Formula	is set out as an attachment to the relevant Purchase Agreement.

Purchase Agreement	means a purchase agreement for Aircraft between the Buyer and the Seller which incorporates the terms and conditions of this AGTA.

Ready for Delivery	means the time when (i) the Technical Acceptance Process has been successfully completed and (ii) the Export Airworthiness Certificate has been issued.

Scheduled Delivery Month	has the meaning set out in Clause 9.1 and in the relevant Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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Seller Furnished
Equipment or SFE	corresponds to items of equipment that are identified in the Specification as being furnished by the Seller.

Seller Representatives	means the representatives of the Seller referred to in Clause 15.

Seller Representatives
Services	means the services provided by the Seller to the Buyer and from the Buyer to the Seller pursuant to Clause 15.

Seller Service Life Policy	has the meaning set out in Clause 12.2.

Spare Parts	means the items of equipment and material which may be provided pursuant to Exhibit H.

Specification Change
Notice or SCN	means an agreement in writing between the Parties to amend the Specification pursuant to Clause 2.

Specification	means either (a) the Standard Specification if no SCNs are applicable or (b) if SCNs are issued, the Standard Specification as amended by all applicable SCNs and MSCNs.

Standard Specification
means the Seller’s standard specification document relating to the Aircraft purchased and sold as specified in the relevant Purchase Agreement, a copy of which is annexed as an attachment to the relevant Purchase Agreement.

Supplier	has the meaning set out in Clause 12.3.1.1.

Supplier Part	has the meaning set out in Clause 12.3.1.2.

Supplier Product
Support Agreement	has the meaning set out in Clause 12.3.1.3.

Technical Data	has the meaning set out in Clause 14.1.

Total Loss	has the meaning set out in Clause 10.4.

Type Certificate	has the meaning set out in Clause 7.1.

Warranted Part	has the meaning set out in Clause 12.1.1.

0.2	Clause headings and the index in this AGTA are inserted for convenience of reference only and shall be ignored in the interpretation of this AGTA.

0.3	In this AGTA unless the context otherwise requires:

(a)
references to Clauses, Schedules, Appendices and Exhibits are to be construed as references to the Clauses, Schedules, Appendices, and Exhibits to this AGTA and references to this AGTA include its Clauses, Schedules, Exhibits and Appendices;

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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(b)	words importing the plural shall include the singular and vice versa; and

(c)	references to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, unincorporated body of persons and any state or agency of a state.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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1	SCOPE

The Buyer and the Seller have agreed, in this AGTA, to establish the contractual framework which will apply to Aircraft contracted for purchase and sale under certain, separate Purchase Agreements executed on or after the date of this AGTA. This AGTA is designed to produce full effect only when supplemented by such Purchase Agreements. The relevant Purchase Agreements shall specifically incorporate the terms of this AGTA and shall in particular identify the relevant model, the quantity and the Scheduled Delivery Months of the Aircraft that the Seller shall sell and deliver and the Buyer shall buy and take delivery of at the Delivery Location upon the terms and conditions contained in this AGTA and in the relevant Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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2	SPECIFICATION

2.1	Aircraft Specification

The Aircraft shall be manufactured in accordance with the Standard Specification, as amended or varied prior to and in effect on the date of the relevant Purchase Agreement by the Specification Change Notices listed in an attachment to the relevant Purchase Agreement.

2.2	Specification Amendment

The Parties understand and agree that the Specification may be amended following signature of the relevant Purchase Agreement as set in accordance with the terms of this Clause 2.

2.2.1	Specification Change Notice

The Specification may be amended by written agreement between the Parties in a Specification Change Notice (SCN).  Each SCN shall be substantially in the form set out in Exhibit B1 and shall set out the SCN’s Aircraft embodiment rank and shall also set forth, in detail, the particular change to be made to the Specification and the effect, if any, of such change on design, performance, weight, Delivery Date of the Aircraft affected thereby and on the text of the Specification. A SCN may result in an adjustment of the Base Price, which adjustment, if any, shall be specified in the SCN.

2.2.2	Development Changes

The Specification may also be amended to incorporate changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with the AGTA and/or the relevant Purchase Agreement (“Development Changes”), as set forth in this Clause 2.

2.2.2.1	Manufacturer Specification Changes Notices

The Specification may be amended by the Seller through a Manufacturer Specification Change Notice (“MSCN”), which shall be substantially in the form set out in Exhibit B2 hereto and shall set out the MSCN’s Aircraft embodiment rank as well as, in detail, the particular change to be made to the Specification and the effect, if any, of such change on performance, weight, Base Price, Delivery Date of the Aircraft affected thereby and interchangeability or replaceability requirements under the Specification.

Except when the MSCN is necessitated by an Aviation Authority directive or by equipment obsolescence, in which case the MSCN shall be accomplished without requiring the Buyer’s consent, if the MSCN adversely affects the performance, weight, Base Price, Delivery Date of the Aircraft affected thereby or the interchangeability or replaceability requirements under the Specification, the Seller shall notify the Buyer of a reasonable period of time during which the Buyer must accept or reject such MSCN. If the Buyer does not notify the Seller of the rejection of the MSCN within such period, the MSCN shall be deemed accepted by the Buyer and the corresponding modification shall be accomplished.

2.2.2.2
In the event of the Seller revising the Specification to incorporate Development Changes which have no adverse effect on any of the elements as set forth in 2.2.2.1 above, such revision shall be performed by the Seller without the Buyer’s consent.

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In such cases, the Seller shall provide to the Buyer the details of all changes in an adapted format and on a regular basis.

2.3	Propulsion Systems

The Airframe shall be equipped with a set of engines (including nacelles and thrust reverser when appropriate), the manufacturer, type and quantity per Aircraft of which will be specified in the relevant Purchase Agreement,  (the "Propulsion Systems").

2.4	Milestones

2.4.1	Customisation Milestones Chart

Within a reasonable period following signature of the relevant Purchase Agreement, the Seller shall provide the Buyer with a customisation milestones chart setting out the minimum lead times prior to the Scheduled Delivery Month of the Aircraft, when an SCN must be executed in order to integrate into the Specification, any items requested by the Buyer from the catalogues of Specification change options (the “Options Catalogues”) made available by the Seller (the “Customization Milestones Chart”).

2.4.2	Contractual Definition Freeze

The Customization Milestone Chart shall in particular define the date(s) by which the contractual definition of the Aircraft must be finalized and all SCNs need to have been executed by the Buyer (the “Contractual Definition Freeze” or “CDF”) in order to enable their incorporation into the manufacturing of the Aircraft and Delivery of the Aircraft in the Scheduled Delivery Month. Each such date shall be referred to as a “CDF Date”.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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3	PRICES

Depending on the Aircraft model, Clause 3.1 or Clause 3.2 shall apply.

3.1	Airframe Base Price and Propulsion Systems Base Price

3.1.1	Airframe Base Price

The base price of the Airframe (the “Airframe Base Price”) is as specified in the relevant Purchase Agreement.

3.1.2	Propulsion Systems Base Price

The base price of a set of the Propulsion Systems (the “Propulsion Systems Base Price”) is as specified in the relevant Purchase Agreement.

3.1.3	Final Price

The Final Price of each Aircraft shall be the sum of:

(i)	the Airframe Base Price as revised as of the Delivery Date in accordance with Clause 4.1.1; plus

(ii)
the aggregate of all increases or decreases to the Airframe Base Price as agreed in any Specification Change Notice or MSCN or any part thereof applicable to the Airframe subsequent to the date of the relevant Purchase Agreement as revised as of the Delivery Date in accordance with Clause 4.1.1; plus

(iii)	the Propulsion Systems Reference Price as revised as of the Delivery Date in accordance with Clause 4.1.2; plus

(iv)
the aggregate of all increases or decreases to the Propulsion Systems  Reference Price as agreed in any Specification Change Notice or MSCN or part thereof applicable to the Propulsion Systems subsequent to the date of the relevant Purchase Agreement as revised as of the Delivery Date in accordance with Clause 4.1.2; plus

(v)	any other amount due by the Buyer to the Seller pursuant to this AGTA, the relevant Purchase Agreement and/or any other written agreement between the Buyer and the Seller with respect to the Aircraft.

3.2	Aircraft Base Price

3.2.1	The Aircraft Base Price is as specified in the relevant Purchase Agreement.

3.2.2	The Final Price of each Aircraft shall be the sum of:

(i)	the Aircraft Base Price as revised as of the Delivery Date in accordance with Clause 4.2; plus

(ii)
the aggregate of all increases or decreases to the Aircraft Base Price as agreed in any Specification Change Notice or MSCN or any part thereof applicable to the Aircraft subsequent to the date of the relevant Purchase Agreement as revised as of the Delivery Date in accordance with Clause 4.2; plus

(iii)	any other amount due by the Buyer to the Seller pursuant to this AGTA, the relevant Purchase Agreement and/or any other written agreement between the Buyer and the Seller with respect to the Aircraft.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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4.	PRICE REVISION

Depending on the Aircraft model, Clause 4.1 or Clause 4.2 shall apply.

4.1	Revision of the Airframe Base Price and the Propulsion Systems Reference Price

4.1.1	Revision of Airframe Base Price

The Airframe Base Price is subject to revision up to and including the Delivery Date in accordance with the Airframe Price Revision Formula as set forth in the relevant Purchase Agreement.

4.1.2	Revision of Propulsion Systems Reference Price

4.1.2.1
The Propulsion Systems Reference Price is subject to revision up to and including the Delivery Date in accordance with the Propulsion Systems Price Revision Formula as set forth in the relevant Purchase Agreement.

4.1.2.2	Modification of Propulsion Systems Reference Price and Propulsion Systems Price Revision Formula

The Propulsion Systems Reference Price, the prices of any equipment related to the Propulsion Systems and the Propulsion Systems Price Revision Formula are based on information received from the Propulsions Systems Manufacturer and are subject to amendment by the Propulsion Systems Manufacturer at any time prior to the Delivery Date.  If the Propulsion Systems Manufacturer makes any such amendment, the amendment shall be automatically incorporated into this AGTA and the relevant Purchase Agreement and the Propulsion Systems Reference Price, the prices of the related equipment and the Propulsion Systems Price Revision Formula shall be adjusted accordingly. The Seller agrees to notify the Buyer as soon as it receives notice of any such amendment from the Propulsion Systems Manufacturer.

4.2	Revision of Aircraft Base Price

The Aircraft Base Price is subject to revision up to and including the Delivery Date in accordance with the Aircraft Price Revision Formula as set forth in the relevant Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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5	PAYMENTS

5.1	Seller's Account

The Buyer shall pay the Predelivery Payments, the Balance of Final Price and/or any other amount due by the Buyer to the Seller, to the Seller's account:

Beneficiary Name: AIRBUS

Account identification: ***

 with :

***

or to such other account as may be designated by the Seller.

5.2	Commitment Fee

In the event that the Buyer has already paid a commitment fee for the Aircraft prior to the date of the relevant Purchase Agreement (the “Commitment Fee”), then an amount equal to the Commitment Fee specified in US Dollars shall be deducted from the Predelivery Payment due upon signature of the relevant Purchase Agreement.

5.3	Predelivery Payments

5.3.1
The Buyer shall pay Predelivery Payments to the Seller calculated on the predelivery payment reference price of each Aircraft. The predelivery payment reference price shall be as set forth in the relevant Purchase Agreement.

5.3.2	Such Predelivery Payments shall be made in accordance with the schedule as set forth in the relevant Purchase Agreement

5.3.3
Any Predelivery Payment received by the Seller shall constitute an instalment in respect of the Final Price of the Aircraft.  The Seller shall be entitled to hold and use any Predelivery Payment as absolute owner thereof, subject only to (i) the obligation to deduct any such Predelivery Payment from the Final Price of such Aircraft when calculating the Balance of Final Price or (ii) the obligation to pay to the Buyer an amount equal to the Predelivery Payments pursuant to any other provision of this AGTA and/or the relevant Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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5.3.4
If any Predelivery Payment is not received within ten (10) calendar days of the relevant due date specified in Clause 5.3.2 then in addition to any other rights and remedies available to Seller, the Seller shall have no obligation to deliver any or all of the Aircraft remaining to be delivered under the relevant Purchase Agreement within their respective Scheduled Delivery Month(s). Upon receipt of the full amount of all delayed Predelivery Payments, together with Default Interest pursuant to Clause 5.7, the Seller shall inform the Buyer of new Scheduled Delivery Month(s) consistent with the Seller's other commitments and production capabilities.

5.3.5	Specification Change Notice Predelivery Payments

The Seller shall be entitled to request Predelivery Payments for each SCN executed after signature of the relevant Purchase Agreement in amounts and at dates set forth in such Purchase Agreement.

5.4	Balance of Final Price

5.4.1
The Balance of Final Price payable by the Buyer to the Seller on the Delivery Date shall be the Final Price less the amount of Predelivery Payments received by the Seller on or before the Delivery Date.

5.4.2	Upon receipt of the Seller’s invoice, and immediately prior to Delivery, the Buyer shall pay to the Seller the Balance of Final Price.

5.5	Other Charges

If not expressly stipulated otherwise any other charges due under this AGTA and/or the relevant Purchase Agreement other than those set out in Clauses 5.2, 5.3 and 5.4 shall be paid by the Buyer at the same time as payment of the Balance of Final Price or, if invoiced after the Delivery Date, within ten (10) Business Days after the invoice date.

5.6	Method of Payment

5.6.1	All payments provided for in this AGTA and/or the relevant Purchase Agreement shall be made in United States Dollars (USD) in immediately available funds.

5.6.2
All payments due to the Seller under this AGTA and/or the relevant Purchase Agreement shall be made in full, without set-off, counterclaim, deduction or withholding of any kind.  Consequently, the Buyer shall procure that the sums received by the Seller hereunder shall be equal to the full amounts expressed to be due to the Seller under this AGTA and/or the relevant Purchase Agreement, without deduction or withholding on account of and free from any and all taxes, levies, imposts, dues or charges of whatever nature.  If the Buyer is compelled by law to make any such deduction or withholding the Buyer shall pay such additional amounts as may be necessary in order that the net amount received by the Seller after such deduction or withholding shall be equal to the amounts which would have been received in the absence of such deduction or withholding and pay to the relevant taxation or other authorities within the period for payment permitted by applicable law, the full amount of the deduction or withholding.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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5.7	Default Interest

If any payment due to the Seller under this AGTA and/or the relevant Purchase Agreement including but not limited to any Predelivery Payment, Commitment Fee, for the Aircraft as well as any payment for any spare parts, data, documents, training and services due to the Seller, is not received on the due date, without prejudice to the Seller's other rights under this AGTA, the relevant Purchase Agreement and at law, the Seller shall be entitled to interest for late payment calculated on the amount due from and including the due date of payment up to and including the date when the payment is received by the Seller at a rate equal to the *** (the “Default Interest”).

All such interest shall be compounded monthly and calculated on the basis of the actual number of days elapsed in the month assuming a ***.

5.8	Taxes

5.8.1	The amounts stated in this AGTA and/or the relevant Purchase Agreement to be payable by the Buyer are exclusive of value added tax (“VAT”) chargeable under the laws of the Delivery Location.

5.8.2
The Seller shall pay all other taxes, duties or similar charges of any nature whatsoever levied, assessed, charged or collected for or in connection with the manufacture, assembly, sale and delivery under this AGTA and/or the relevant Purchase Agreement of any of the Aircraft, services, instructions and data delivered or furnished under this AGTA and/or the relevant Purchase Agreement provided such charges have been promulgated and are enforceable under the laws of the Delivery Location.

5.8.3
The Buyer shall bear the costs of and pay any and all taxes, duties or similar charges of any nature whatsoever not assumed by the Seller under Clause 5.8.2 including but not limited to any duties or taxes due upon or in relation to the importation or registration of the Aircraft in the Buyer's country and/or any withholdings or deductions levied or required in the Buyer's country in respect of the payment to the Seller of any amount due by the Buyer under this AGTA and/or the relevant Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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For the purposes of this Clause 5.8.3, “Buyer’s country” means the country or the countries where (i) the headquarters of the Buyer are located, or (ii) the paying entity of the Buyer is located, being understood that such entity can be a branch depending on the Buyer, or (iii) the Aircraft is imported by the Buyer, or (iv) the Aircraft is registered by the Buyer.

5.9	Proprietary Interest

The Buyer shall not, by virtue of anything contained in this AGTA and/or the relevant Purchase Agreement (including, without limitation, any Predelivery Payments under this AGTA and/or the relevant Purchase Agreement or any designation or identification by the Seller of a particular aircraft as an Aircraft to which any of the provisions of this AGTA and/or the relevant Purchase Agreement refers) acquire any proprietary, insurable or other interest whatsoever in any Aircraft before Delivery of and payment for such Aircraft, as provided in this AGTA and/or the relevant Purchase Agreement.

5.10	Set-Off

The Seller may set-off any matured obligation owed by the Buyer to the Seller and/or its Affiliates against any payment obligation (whether or not matured) owed by the Seller to the Buyer, regardless of the place of payment or currency (it being understood that if this obligation is unascertainable it may be estimated and the set-off made in respect of such estimate)

5.11	Cross-Collateralisation

5.11.1
The Buyer hereby agrees that, notwithstanding any provision to the contrary in this AGTA and/or the relevant Purchase Agreement, in the event that the Buyer or any of its Affiliates should fail to make any material payment owing under this AGTA and/or under any Purchase Agreement and/or under any other agreement between the Buyer and the Seller and/or any of their respective Affiliates (the “Other Agreement”), the Seller may, unless otherwise mutually agreed upon by the Seller and the Buyer:

(i)
withhold payment to the Buyer or its Affiliates of any sums that may be due to or claimed by the Buyer or its Affiliates from the Seller or its Affiliates pursuant to this AGTA, any Purchase Agreement and/or any Other Agreement, including Predelivery Payments, unless or until the default under this AGTA, the relevant Purchase Agreement or the Other Agreement is cured or remedied; and

(ii)
apply any amount of any Predelivery Payment it then holds under this AGTA and/or any Purchase Agreement in respect of any of the Aircraft as well as any other monies held pursuant to any Other Agreement (collectively the “Relevant Amounts”) in such order as the Seller deems appropriate in satisfaction of any amounts due and unpaid by the Buyer or its Affiliates and to compensate for any losses and/or damages the Seller or its Affiliates may suffer as a result of the Buyer’s or its Affiliates’ failure to make payments in a timely manner under this AGTA, the relevant Purchase Agreement or any Other Agreement. The Buyer acknowledges that the application of any of the Relevant Amounts as aforesaid may result in the Buyer or its Affiliates being in default (unless such default is otherwise cured or remedied) in relation to the agreement in respect of which such Relevant Amounts were originally granted or required to be paid, as the case may be.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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The rights granted to the Seller in the preceding paragraphs (i) and (ii) are without prejudice and are in addition to and shall not be deemed a waiver of any other rights and remedies the Seller or its Affiliates may have at law or under this AGTA, any Purchase Agreement or any Other Agreement, including the right of set-off.

5.11.2
In the event that the Seller applies any amount of any Predelivery Payment it then holds under this AGTA and/or any Purchase Agreement in respect of any of the Aircraft in satisfaction of the amount due and unpaid by the Buyer or its Affiliates or to compensate for losses and/or damages to the Seller or its Affiliates as a result of the Buyer’s or its Affiliates’ failure to make payment in a timely manner under the AGTA, the relevant Purchase Agreement or any Other Agreement, then the Seller shall notify the Buyer to that effect. Within seven (7) calendar days of issuance of such notification, the Buyer shall pay by wire transfer of funds immediately available to the Seller the amount of the Predelivery Payment that has been applied by the Seller as set forth above.

Failure of the Buyer to pay such amount in full, shall entitle the Seller to (i) collect interest on such unpaid amount in accordance with Clause 5.7 hereof from the eighth (8th) calendar day following the Seller’s written request to the Buyer for such payment and (ii) treat such failure as an additional termination event for which the Seller shall be entitled to the remedies available under Clause 20.2 and/or the terms of the Purchase Agreement .

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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6	MANUFACTURE PROCEDURE – INSPECTION

6.1.	Manufacture Procedure

The Airframe shall be manufactured in accordance with the relevant requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliate as enforced by the Aviation Authority of such jurisdiction.

6.2	Inspection

6.2.1
Subject to providing the Seller with certificates evidencing compliance with the insurance requirements set forth in Clause 19, the Buyer or its duly authorised representatives (the "Buyer's Inspector(s)") shall be entitled to inspect the manufacture of the Airframe and all materials and parts obtained by the Seller for the manufacture of the Airframe on the following terms and conditions;

(i)
any inspection shall be made according to a procedure to be agreed upon with the Buyer but shall be conducted pursuant to the Seller’s own system of inspection as developed under the supervision of the relevant Aviation Authority;

(ii)	the Buyer's Inspector(s) shall have access to such relevant technical data and documents as is reasonably necessary for the purpose of the inspection;

(iii)
any inspection and any related discussions with the Seller and other relevant personnel by the Buyer's Inspector(s) shall be at reasonable times during business hours and shall take place in the presence of relevant inspection department personnel of the Seller;

(iv)
the inspections shall be performed in a manner not to unduly delay or hinder the manufacture or assembly of the Aircraft or the performance of this AGTA  and/or the relevant Purchase Agreement by the Seller or any other work in progress at the Manufacture Facilities.

6.2.2	Location of Inspections

The Buyer's Inspector(s) shall be entitled to conduct any such inspection at the relevant Manufacture Facility of the Seller or the Affiliates and where possible at the Manufacture Facilities of the sub-contractors provided that if access to any part of the Manufacture Facilities where the Airframe manufacture is in progress or materials or parts are stored are restricted for security or confidentiality reasons, the Seller shall be allowed reasonable time to make the relevant items available elsewhere.

6.3	Seller's Service for Buyer's Inspector(s)

For the purpose of the inspections, and commencing with the date of the relevant Purchase Agreement until the Delivery Date, the Seller shall furnish without additional charge suitable space and office equipment (including telephone, fax line and shared copy machine) in or conveniently located with respect to the Delivery Location for the use of a reasonable number of Buyer's Inspector(s) (such number not to exceed eight).

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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7	CERTIFICATION

7.1	Type Certification

The Aircraft has been type certificated under European Aviation Safety Agency (EASA) procedures for certification in the transport category. The Seller has obtained the relevant type certificate (the "Type Certificate") to allow the issuance of the Export Airworthiness Certificate and its acceptance by the Buyer’s Aviation Authorities (“CAAC”).

7.2	Export Airworthiness Certificate

7.2.1	The Aircraft shall be delivered to the Buyer with an Export Airworthiness Certificate.

7.2.2
If, any time before the date on which the Aircraft is Ready for Delivery, any law or regulation is enacted, promulgated, becomes effective and/or an interpretation of any law or regulation is issued which requires any change to the Specification for the purposes of obtaining the Export Airworthiness Certificate (a "Change in Law"), the Seller shall make the required variation or modification and the Parties hereto shall sign a Specification Change Notice which specifies the effects, if any, upon the guaranteed performances, weights, interchangeability, time of Delivery, price of the Aircraft and text of the Specification.

7.2.3
The Seller shall as far as practicable (but at its sole discretion and without prejudice to Clause 7.3.1 (ii)) take into account the information available to it concerning any proposed law, regulation or interpretation which could become a Change in Law in order to minimise the costs of changes to the Specification as a result of such proposed law, regulation or interpretation becoming effective prior to the Aircraft being Ready for Delivery.

7.3	Costs of SCNs for Certification

7.3.1	The costs of implementing the variation or modification referred to in Clause 7.2.2 above shall be

(i)	for the account of the Seller if the Change in Law became effective prior to the date of execution of the relevant Purchase Agreement;

(ii)	shared equally between the Seller and the Buyer if the Change in Law became effective after the date of execution of the relevant Purchase Agreement.

7.3.2.
Notwithstanding the provisions of sub-Clauses 7.3.1 (i) and (ii), if the Change in Law relates to the Propulsion Systems and in particular to engine accessories, quick engine change units or thrust reversers, the costs shall be borne in accordance with such arrangements as may be made separately between the Buyer and the Propulsion Systems Manufacturer.

7.4	Validation of the Export Airworthiness Certificate

7.4.1	The Seller shall endeavour to obtain the validation of the Export Airworthiness Certificate by the Buyer's Aviation Authority.

7.4.2
Where the Buyer's Aviation Authority requires a modification to comply with additional import aviation requirements and/or supply of additional data prior to the issuance of the Export Airworthiness Certificate, the Seller shall incorporate such modification and/or provide such data at costs to be borne by the Buyer. The Parties shall sign a Specification Change Notice which specifies the effects, if any, upon the guaranteed performances, weights, interchangeability, time of Delivery and price of the Aircraft.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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8	BUYER'S TECHNICAL ACCEPTANCE

8.1	Technical Acceptance Process

8.1.1

Prior to Delivery, each Aircraft shall undergo a technical acceptance process proposed by the Seller (the  "Technical Acceptance Process"). Completion of the Technical Acceptance Process shall demonstrate the satisfactory functioning of the Aircraft and shall be deemed to demonstrate compliance with the Specification.

Should it be established that the Aircraft does not comply with the Technical Acceptance Process requirements, the Seller shall without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter, resubmit the Aircraft to such further Technical Acceptance Process as is necessary to demonstrate the elimination of the non-compliance.

8.1.2	The Technical Acceptance Process shall:

(i)	commence on a date notified by the Seller to the Buyer by no less than ***notice;

(ii)	take place at the Delivery Location;

(iii)	be carried out by the personnel of the Seller;

(iv)	include a technical acceptance flight which shall not exceed a period of ***.

8.2	Buyer's Attendance

8.2.1	The Buyer shall be entitled to elect to attend the Technical Acceptance Process.

8.2.2	If the Buyer elects to attend the Technical Acceptance Process, the Buyer;

(i)
shall co-operate in complying with the reasonable requirements of the Seller with the intention of completing the Technical Acceptance Process within ***after its commencement for the A320 family model aircraft and within *** after its commencement for the A330 and A340 family model aircraft;

(ii)
may have a *** of the Buyer’s representatives (with no more than *** such representatives having access to the cockpit at any one time) accompany the Seller’s representatives on a technical acceptance flight and during such flight the Buyer’s representatives shall comply with the instructions of the Seller’s representatives.

8.2.3
If the Buyer does not attend and/or fails to co-operate in the Technical Acceptance Process, the Seller shall be entitled to complete the Technical Acceptance Process and the Buyer shall be deemed to have accepted the Technical Acceptance Process as satisfactory in all respects.

8.3	Certificate of Acceptance

Upon successful completion of the Technical Acceptance Process, the Buyer shall, on or before the Delivery Date, sign and deliver to the Seller a certificate of acceptance in respect of the Aircraft in the form of Exhibit D (the "Certificate of Acceptance").

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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8.4	Aircraft Utilisation

The Seller shall, without payment or other liability, be entitled to use the Aircraft prior to Delivery as may be necessary to obtain the certificates required under Clause 7, and such use shall not prejudice the Buyer's obligation to accept Delivery of the Aircraft hereunder.

However the Seller shall not be authorised to use the Aircraft during more than *** for any other purpose without the specific agreement of the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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9	DELIVERY

9.1	Delivery Schedule

9.1.1	Subject to Clauses 2, 7, 8, 10 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location according to the delivery schedule defined in the relevant Purchase Agreement.

The “Scheduled Delivery Month” for each Aircraft shall be defined in the relevant Purchase Agreement.

9.1.2
The Seller shall give the Buyer at least *** prior written notice of the anticipated date on which the Aircraft shall be Ready for Delivery. Thereafter the Seller shall notify the Buyer of any change in such dates necessitated by the conditions of manufacture or flight.

9.2	Delivery

9.2.1
The Buyer shall send its representatives to the Delivery Location to take Delivery of, and collect, the Aircraft within *** after the date on which the Aircraft is Ready for Delivery and shall pay the Balance of the Final Price on or before the Delivery Date.

9.2.2
The Seller shall deliver and transfer good and marketable title to the Aircraft free and clear of all liens and encumbrances to the Buyer provided that the Balance of the Final Price has been paid by the Buyer pursuant to Clause 5.4 and that the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3.  The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the "Bill of Sale") and/or such other documentation confirming transfer of title as may reasonably be requested by the Buyer.  Title to, property in and risk of loss of or damage to the Aircraft shall be transferred to the Buyer on Delivery.

9.2.3	Should the Buyer fail to

(i)	deliver the signed Certificate of Acceptance to the Seller within the delivery period as defined in Clause 9.2.1; or

(ii)	pay the Balance of the Final Price for the Aircraft to the Seller within the above defined period then the Buyer shall be deemed to have rejected delivery of the Aircraft without warrant when duly tendered to it hereunder. In addition to Clause 5.7 and the Seller’s other rights under this AGTA and/or the relevant Purchase Agreement, the Seller shall retain title to the Aircraft but the Buyer shall thereafter bear all risk of loss of or damage to the Aircraft and shall indemnify and hold the Seller harmless against any and all costs (including but not limited to any parking, storage, and insurance costs) and consequences resulting from such failure, it being understood that the Seller shall be under no duty to store, park, insure, or otherwise protect the Aircraft.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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9.3	Fly Away

9.3.1	The Buyer and the Seller shall co-operate to obtain any licenses which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2
All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery shall be borne by the Buyer. The Buyer shall make direct arrangements with the supplying companies for the fuel and oil required for all post-Delivery flights.

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10	EXCUSABLE DELAY

10.1
The Buyer acknowledges that the Aircraft are to be manufactured by Seller in performance of this AGTA and the relevant Purchase Agreement and that the Scheduled Delivery Months specifically set forth in the relevant Purchase Agreement are based on the assumption that there shall be no delay due to causes beyond the control of the Seller. Accordingly, Seller shall not be responsible for any delay in the Delivery of the Aircraft or delay or interruption in the performance of the other obligations of the Seller under this AGTA and/or under the relevant Purchase Agreement due to causes beyond its control, and not occasioned by its fault or negligence including (but without limitation) acts of God or the public enemy, war, civil war, warlike operations, terrorism, insurrections or riots, fires, explosions, natural disasters, compliance with any applicable foreign or domestic governmental regulation or order, labour disputes causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure materials, equipment or parts, general hindrance in transportation or failure of a sub-contractor or supplier to furnish materials, equipment or parts.  Any delay or interruption resulting from any of the foregoing causes is referred to as an "Excusable Delay".

10.2	If an Excusable Delay occurs:

(i)	the Seller shall notify the Buyer of such Excusable Delay as soon as practicable after becoming aware of the same;

(ii)	the Seller shall not be responsible for any damages arising from or in connection with such Excusable Delay suffered or incurred by the Buyer;

(iii)	the Seller shall not be deemed to be in default in the performance of its obligations under this AGTA and/or the relevant Purchase Agreement as a result of such Excusable Delay; and

(iv)
the Seller shall as soon as practicable after the removal of the cause of the delay resume performance of its obligations under this AGTA and/or the relevant Purchase Agreement and in particular shall notify to the Buyer the revised Scheduled Delivery Month.

10.3	Termination on Excusable Delay

10.3.1
If the Delivery of any Aircraft is delayed as a result of an Excusable Delay for a period of more than *** after the last day of the Scheduled Delivery Month then either Party may terminate the relevant Purchase Agreement and the AGTA with respect to the Aircraft so affected by giving written notice to the other Party within *** after the expiry of such *** provided that the Buyer shall not be entitled to terminate the relevant Purchase Agreement and the AGTA pursuant to this Clause if the Excusable Delay results from a cause within its control.

10.3.2
If the Seller concludes that the Delivery of any Aircraft shall be delayed for more than *** after the last day of the Scheduled Delivery Month due to an Excusable Delay and as a result thereof reschedules Delivery of such Aircraft to a date or month reflecting such delay then the Seller shall promptly notify the Buyer in writing to this effect and shall include in such notification the new Scheduled Delivery Month. Either Party may thereupon terminate the relevant Purchase Agreement and the AGTA with respect to such Aircraft by giving written notice to the other Party within *** after receipt by the Buyer of the notice of anticipated delay.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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10.3.3
If the relevant Purchase Agreement and the AGTA shall not have been terminated with respect to the delayed Aircraft during the *** period referred to in either Clause 10.3.1 or 10.3.2 above, then the Seller shall be entitled to reschedule Delivery and the new Scheduled Delivery Month shall be notified to the Buyer and shall be binding on the Parties.

10.4	Total Loss, Destruction or Damage

If prior to Delivery, any Aircraft is lost, destroyed or in the reasonable opinion of the Seller is damaged beyond repair (“Total Loss”), the Seller shall notify the Buyer to this effect within *** of such occurrence.  The Seller shall include in said notification (or as soon after the issue of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller's other commitments and production capabilities that a new aircraft to replace the Aircraft may be delivered to the Buyer and the Scheduled Delivery Month shall be extended as specified in the Seller's notice to accommodate the delivery of the replacement aircraft; provided, however, that in the event the specified extension of the Scheduled Delivery Month to a month is exceeding *** after the last day of the original Scheduled Delivery Month then the relevant Purchase Agreement and the AGTA shall terminate with respect to said Aircraft unless:

(i)	the Buyer notifies the Seller within *** of the date of receipt of the Seller's notice that it desires the Seller to provide a replacement aircraft during the month quoted in the Seller’s notice; and

(ii)	the Parties execute an amendment to the relevant Purchase Agreement recording the variation in the Scheduled Delivery Month;

provided, however, that nothing herein shall require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft which includes the Aircraft purchased hereunder.

10.5	Termination Rights Exclusive

In the event that the relevant Purchase Agreement and the AGTA shall be terminated as provided for under the terms of Clauses 10.3 or 10.4, such termination shall discharge all obligations and liabilities of the Parties with respect to such affected Aircraft and undelivered material, services, data or other items applicable thereto and neither Party shall have any claim against the other for any loss resulting from such non-delivery. The Seller shall in no circumstances have any liability whatsoever for Excusable Delay other than as set forth in this Clause 10.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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11	NON-EXCUSABLE DELAY

11.1	Liquidated Damages

Should any of the Aircraft not be Ready for Delivery to the Buyer within thirty (30) days after the last day of the Scheduled Delivery Month (as varied by virtue of Clauses 2, 7 and 10) (the "Delivery Period") and such delay is not as a result of an Excusable Delay or Total Loss (a "Non-Excusable Delay"), then the Buyer shall have the right to claim, and the Seller shall ***

The amount of such *** in respect of any one Aircraft.

The Buyer's right to be paid damages in respect of the Aircraft is conditional upon the Buyer submitting a claim in respect of such liquidated damages in writing to the Seller not later than *** after the last day of the Scheduled Delivery Month.

11.2	Re-negotiation

If, as a result of Non-Excusable Delay, Delivery does not occur in the period falling *** after the Delivery Period, the Buyer shall have the right exercisable by written notice to the Seller given not less than *** nor more than *** after the expiration of the *** falling after the Delivery Period to require from the Seller a re-negotiation of the Scheduled Delivery Month for the affected Aircraft. Unless otherwise agreed between the Seller and the Buyer during such re-negotiation, the said re-negotiation shall not prejudice the Buyer's right to receive liquidated damages in accordance with Clause 11.1 and the relevant Purchase Agreement during the period of Non-Excusable Delay.

11.3	Termination

If, as a result of Non-Excusable Delay, Delivery does not occur in the period falling *** after the Delivery Period and the Parties have not renegotiated the Delivery Date pursuant to Clause 11.2, either Party shall have the right exercisable by written notice to the other Party, given not less than *** nor more than *** after expiration of such *** to terminate the relevant Purchase Agreement and the AGTA in respect of the affected Aircraft and neither Party shall have any claim against the other in respect of such nondelivery except that the Seller shall pay to the Buyer an amount equal to the Predelivery Payments received from the Buyer under the relevant Purchase Agreement in respect of such affected Aircraft and shall pay to the Buyer any amounts due pursuant to Clause 11.1. and the relevant Purchase Agreement.

11.4	Limitation of Damages

The Buyer and the Seller agree that payment by the Seller of the amounts due pursuant to Clause 11.1 and the relevant Purchase Agreement shall be considered to be liquidated damages and has been calculated to compensate the Buyer for its entire damages for all losses of any kind due to Non-Excusable Delay. The Seller shall not in any circumstances have any liability whatsoever for Non-Excusable Delay other than as set forth in this Clause 11 and the relevant Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12	WARRANTIES AND SERVICE LIFE POLICY

This Clause covers the terms and conditions of the warranty and service life policy.

12.1	Standard Warranty

12.1.1	Nature of Warranty

For the purpose of this AGTA and/or the relevant Purchase Agreement the term "Warranted Part" shall mean any Seller proprietary component, equipment, accessory or part, which is installed on an Aircraft at Delivery thereof and

(a)	which is manufactured to the detailed design of the Seller or a subcontractor of the Seller and

(b)	which bears a part number of the Seller at the time of such Delivery.

Subject to the conditions and limitations as hereinafter provided for and except as provided for in Clause 12.1.2, the Seller warrants to the Buyer that each Aircraft and each Warranted Part shall at Delivery to the Buyer be free from defects:

(i)	in material;

(ii)	in workmanship, including without limitation processes of manufacture ;

(iii)	in design (including without limitation the selection of materials) having regard to the state of the art at the date of such design ; and

(iv)
arising from failure to conform to the Specification, except to those portions of the Specification relating to performance or where it is expressly stated that they are estimates, approximations or design aims.

12.1.2	Exclusions

The warranties set forth in Clause 12.1.1 shall not apply to Buyer Furnished Equipment, nor to the Propulsion Systems, nor to any component, equipment, accessory or part installed on the Aircraft that is not a Warranted Part except that:

(i)
any defect in the Seller's workmanship in respect of the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturers of such items that invalidates any applicable warranty from such manufacturer, shall constitute a defect in workmanship for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1 (ii) ; and

(ii)
any defect inherent in the Seller's design of the installation, in consideration of the state of the art at the date of such design, which impairs the use of such items shall constitute a defect in design for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1 (iii).

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.1.3	Warranty Period

The warranties set forth in Clauses 12.1.1 and 12.1.2 shall be limited to those defects that become apparent within a certain period after the Delivery of the affected Aircraft (the “Warranty Period”). Such Warranty Period is as specified in the relevant Purchase Agreement.

For the avoidance of doubt, any Airworthiness Directive published during the Warranty Period as a result of a defect in the Aircraft as defined in clause 12.1.1 shall be covered under the standard Warranty.

12.1.4	Buyer's Remedy and Seller's Obligation

12.1.4.1
The Buyer's remedy and the Seller's obligation and liability under Clauses 12.1.1 and 12.1.2 are limited to, at the Seller's expense and option, the repair, replacement or correction of any Warranted Part which is defective (or to the supply of modification kits rectifying the defect), together with a credit to the Buyer's account with the Seller of an amount equal to the mutually agreed direct labor costs expended in performing the removal and the reinstallation thereof on the Aircraft at the labor rate defined in Clause 12.1.7.5.

The Seller may alternatively furnish to the Buyer’s account with the Seller a credit equal to the price at which the Buyer is entitled to purchase a replacement for the defective Warranted Part.

12.1.4.2
In the event of a defect covered by Clauses 12.1.1 (iii), 12.1.1 (iv) and 12.1.2 (ii) becoming apparent within the Warranty Period, the Seller shall also correct such defect in any Aircraft which has not yet been delivered to the Buyer, provided, however,

(i)
that the Seller shall not be responsible nor deemed to be in default on account of any delay in Delivery of any Aircraft or otherwise, in respect of the performance of this AGTA or of the relevant Purchase Agreement due to the Seller's undertaking to make such correction and provided further

(ii)
that, rather than accept a delay in the Delivery of any such Aircraft, the Buyer and the Seller may agree to deliver such Aircraft with subsequent correction of the defect by the Buyer at the Seller's expense, or the Buyer may elect to accept Delivery and thereafter file a Warranty Claim as though the defect had become apparent immediately after Delivery of such Aircraft.

12.1.4.3	Cost of inspection

In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller shall reimburse the direct labor costs spent by the Buyer in performing inspections of the Aircraft to determine whether or not a defect exists in any Warranted Part within the Warranty Period.

The above commitment is subject to the following conditions:

(i)	such inspections are recommended by a Seller Service Bulletin to be performed within the Warranty Period;

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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(ii)
the reimbursement shall not apply for any inspections performed as an alternative to accomplishing corrective action as recommended by the Seller when such corrective action has been made available to the Buyer and such corrective action could have reasonably been accomplished by the Buyer at the time such inspections are performed or earlier,

(iii)	the labor rate for the reimbursement shall be labor rate defined in Clause 12.1.7.5, and

(iv)	the manhours used to determine such reimbursement shall not exceed the Seller's estimate of the manhours required for such inspections.

12.1.5	Warranty Claim Requirements

The Buyer’s remedy and the Seller’s obligation and liability under this Clause 12.1, with respect to any warranty claim submitted by the Buyer (each a “Warranty Claim”) are subject to the following conditions:

(i)	the defect having become apparent within the Warranty Period;

(ii)	the Buyer having filed a Warranty Claim within 60 days of discovering the defect;

(iii)
the Buyer having submitted to the Seller proof reasonably satisfactory to the Seller that the claimed defect is due to a matter embraced within this Clause 12.1 and that such defect has not resulted from any act or omission of the Buyer, including but not limited to any failure to operate and maintain the affected Aircraft or part thereof in accordance with the standards set forth in Clause 12.1.10 or from any act or omission of any third party;

(iv)	the Seller having received a Warranty Claim complying with the provisions of Clause 12.1.6 below.

12.1.6	Warranty Administration

The warranties set forth in Clause 12.1 shall be administered as hereinafter provided for:

12.1.6.1	Claim Determination

Warranty Claim determination by the Seller shall be reasonably based upon the claim details, reports from the Seller Representatives, historical data logs, inspection, tests, findings during repair, defect analysis and other relevant documents.

12.1.6.2	Transportation Costs

The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part shall be borne by the Buyer.

12.1.6.3	Return of an Aircraft

If the Buyer and the Seller mutually agree, prior to such return, that it is necessary to return an Aircraft to the Seller for consideration of a Warranty Claim, the Seller shall bear the direct costs of fuel and landing fees to and from the Seller’s facilities for such return of the Aircraft. The Buyer shall make its reasonable efforts to minimize the duration of the corresponding flights.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.1.6.4	On-Aircraft Work by the Seller

If the Seller determines that a defect subject to this Clause 12.1 justifies the dispatch by the Seller of a working team to repair or correct such defect through the embodiment of one or several Seller's Service Bulletins at the Buyer's facilities, or if the Seller accepts the return of an Aircraft to perform or have performed such repair or correction, then the labor costs for such on-Aircraft work shall be borne by the Seller.

The condition which has to be fulfilled for on-Aircraft work by the Seller is that, in the opinion of the Seller, the work necessitates the technical expertise of the Seller as manufacturer of the Aircraft.

If said condition is fulfilled and if the Seller is requested to perform the work, the Seller and the Buyer shall agree on a schedule and place for the work to be performed.

12.1.6.5	Warranty Claim Substantiation

Each Warranty Claim filed by the Buyer under this Clause 12.1, shall contain at least the following data:

a)	description of defect and action taken, if any,

b)	date of incident and/or removal date,

c)	description of Warranted Part claimed to be defective,

d)	part number,

e)	serial number (if applicable),

f)	position on Aircraft,

g)	total flying hours or calendar time, as applicable at the date of defect appearance,

h)	time since last shop visit at the date of defect appearance,

i)	Manufacturer Serial Number of the Aircraft and/or its registration,

j)	Aircraft total flying hours and/or number of landings at the date of defect appearance,

k)	Warranty Claim number,

l)	date of Warranty Claim,

m)	Delivery Date of Aircraft or Warranted Part to the Buyer,

Warranty Claims are to be addressed as follows:

AIRBUS
CUSTOMER SERVICES DIRECTORATE
WARRANTY ADMINISTRATION
Rond-Point Maurice Bellonte
B.P. 33
F-31707 BLAGNAC CEDEX
FRANCE

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.1.6.6	Replacements

Title to and risk of loss of any Aircraft, component, accessory, equipment or part returned by the Buyer to the Seller shall at all times remain with the Buyer, except that:

(i)
risk of loss (limited to cost of replacement and excluding in particular loss of use) shall be with the Seller for as long as such Aircraft, component, accessory, equipment or part shall be under the care, custody and control of the Seller and;

(ii)
title to and risk of loss of a returned component, accessory, equipment or part shall pass to the Seller upon shipment by the Seller to the Buyer of any item furnished by the Seller to the Buyer as a replacement therefor.

Upon the Seller's shipment to the Buyer of any replacement component, accessory, equipment or part provided by the Seller pursuant to this Clause 12.1, title to and risk of loss of such replacement component, accessory, equipment or part shall pass to the Buyer.

12.1.6.7	Rejection

The Seller shall provide reasonable written substantiation in case of rejection of a Warranty Claim. In such event the Buyer shall refund to the Seller reasonable inspection and test charges incurred in connection therewith.

12.1.6.8	Inspection

The Seller shall have the right to inspect the affected Aircraft, documents and other records relating thereto in the event of any Warranty Claim under this Clause 12.1.

12.1.7	Inhouse Warranty

12.1.7.1	Seller's Authorization

The Seller hereby authorizes the Buyer repair Warranted Parts (“Inhouse Warranty”) subject to the terms of this Clause 12.1.7.

12.1.7.2	Conditions for Seller's Authorization

The Buyer shall be entitled to repair such Warranted Parts only:

-
provided the Buyer notifies the Seller Representatives of its intention to perform Inhouse Warranty repairs before any such repairs are started where the estimated cost of such repair is in excess of US ***.  The Buyer’s notification shall include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate.  The Seller agrees to use all reasonable efforts to ensure a prompt response and shall not unreasonably withhold authorization;

-	provided adequate facilities and qualified personnel are available to the Buyer;

-	provided repairs are performed in accordance with the Seller's Technical Data or written instructions; and

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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-
only to the extent specified by the Seller, or, in the absence of such specification, to the extent reasonably necessary to correct the defect, in accordance with the standards set forth in Clause 12.1.10.

12.1.7.3	Seller's Rights

The Seller shall have the right to require the return of any Warranted Part, or any part removed therefrom, which is claimed to be defective if, in the judgment of the Seller, the nature of the claimed defect requires technical investigation. Such return shall be subject to the provisions of Clause 12.1.6.2. Furthermore, the Seller shall have the right to have a Seller Representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective, subject to such presence being practical and not unduly delaying the repair.

12.1.7.4	Inhouse Warranty Claim Substantiation

Claims for Inhouse Warranty credit shall be filed within the same period set forth in Clause 12.1.5 (ii) and shall contain the same information as that required for Warranty Claims under Clause 12.1.6.5 and in addition shall include:

a)	a report of technical findings with respect to the defect,

b)	for parts required to remedy the defect:

- part numbers,

- serial numbers (if applicable),

- parts description,

- quantity of parts,

- unit price of parts,

- related Seller's or third party's invoices (if applicable),

- total price of parts,

c)	detailed number of labor hours,

d)	Inhouse Warranty Labor Rate,

e)	total claim value.

12.1.7.5	Credit

The Buyer’s sole remedy and the Seller’s sole obligation and liability with respect to Inhouse Warranty Claims shall be the credit to the Buyer’s account of an amount equal to the mutually agreed direct labor costs expended in performing the repair of a Warranted Part and to the direct costs of materials incorporated in said repair determined as set forth below:

(a)
to determine direct labor costs, only manhours spent on removal from the Aircraft, disassembly, inspection, repair, reassembly, final inspection and test of the Warranted Part and reinstallation thereof on the Aircraft shall be counted. Any manhours required for maintenance work concurrently being carried out on the Aircraft or Warranted Part shall not be included.

(b)
The manhours counted as set forth above shall be multiplied by an agreed labor rate of *** (“Inhouse Warranty Labour Rate”) which is deemed to represent the Buyer’s composite labor rate meaning the average hourly rate (excluding all fringe benefits, premium time allowances, social security charges, business taxes and the like) paid to the Buyer’s employees whose jobs are directly related to the performance of the repair.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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The Inhouse Warranty Labor Rate is subject to annual adjustment *** defined in the Seller’s Price Revision Formula set forth in Exhibit C to this AGTA.

(c)	Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and materials used for overhaul and as may be furnished by the Seller at no charge.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.1.7.6	Limitation

The Buyer shall in no event be credited for repair costs (including labor and material) for any Warranted Part in excess of *** of the Seller’s current catalogue price for a replacement of such defective Warranted Part.

12.1.7.7	Scrapped Material

The Buyer shall retain any defective Warranted Part beyond economic repair and any defective part removed from a Warranted Part during repair for a period of either *** after the date of completion of repair or *** after submission of a claim for Inhouse Warranty credit relating thereto, whichever is longer. Such parts shall be returned to the Seller within *** of receipt of the Seller's request to that effect.

Notwithstanding the foregoing, the Buyer may scrap any such defective parts, which are beyond economic repair and not required for technical evaluation locally, with the agreement of the Seller Representative(s).

Scrapped Warranted Parts shall be evidenced by a record of scrapped material certified by an authorized representative of the Buyer and shall be kept in the Buyer’s file for a least the duration of the applicable Warranty Period.

12.1.8	Standard Warranty in case of Pooling or Leasing Arrangements

Without prejudice to Clause 21.1, the warranties provided for in this Clause 12.1 for any Warranted Part shall accrue to the benefit of any airline in revenue service, other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling or leasing agreement between such airline and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties and to the extent permitted by any applicable law or regulations.

12.1.9	Warranty for Corrected, Replaced or Repaired Warranted Parts

Whenever any Warranted Part, which contains a defect for which the Seller is liable under Clause 12.1, has been corrected, replaced or repaired pursuant to the terms of this Clause 12.1, the period of the Seller's warranty with respect to such corrected, repaired or replacement Warranted Part, whichever the case may be, shall be the remaining portion of the original warranty or twelve (12) months, whichever is longer.

If a defect is attributable to a defective repair or replacement by the Buyer, a Warranty Claim with respect to such defect shall be rejected, notwithstanding any subsequent correction or repair, and shall immediately terminate the remaining warranties under this Clause 12.1 in respect of the affected Warranted Part.

12.1.10	Accepted Industry Standard Practices - Normal Wear and Tear

The Buyer's rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired, and operated in accordance with accepted industry standard practices, all Technical Data and any other instructions issued by the Seller, the Suppliers and the Propulsion Systems Manufacturer and all applicable rules, regulations and directives of the relevant Aviation Authorities.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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The Seller's liability under this Clause 12.1 shall not extend to normal wear and tear nor to:

(i)	any Aircraft or component, equipment, accessory or part thereof which has been repaired, altered or modified after Delivery except by the Seller or in a manner approved by the Seller ;

(ii)	any Aircraft or component, equipment, accessory or part thereof which has been operated in a damaged state ;

(iii)	any component, equipment, accessory and part from which the trademark, name, part or serial number or other identification marks have been removed;

12.1.11	Limitation of liability

THE SELLER SHALL NOT BE LIABLE FOR, AND THE BUYER SHALL INDEMNIFY THE SELLER AGAINST, ANY CLAIMS FROM ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT OR NON-CONFORMITY OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY REPAIR OF ANY WARRANTED PART UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12.1 OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12, WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.2	Seller Service Life Policy

12.2.1
In addition to the warranties set forth in Clause 12.1, the Seller further agrees that should a Failure occur in any Item (as these terms are defined herebelow) that has not suffered from an extrinsic force, then, subject to the general conditions and limitations set forth in Clause 12.2.4, the provisions of this Clause 12.2 shall apply.

For the purposes of this Clause 12.2:

(i)	"Item" means any item listed in Exhibit “F”;

(ii)	"Failure" means a breakage or defect that can reasonably be expected to occur on a fleetwide basis and which materially impairs the utility of the Item.

12.2.2	Periods and Seller's Undertakings

The Seller agrees that if a Failure occurs in an Item before the Aircraft in which such Item was originally installed has completed a certain amount of flight hours or flight cycles or within a period as specified in the relevant Purchase Agreement, whichever shall first occur, the Seller shall at its discretion and as promptly as practicable and with the Seller's financial participation as hereinafter provided, either:

12.2.2.1
design and furnish to the Buyer a correction for such Item with a Failure and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts), or

12.2.2.2	replace such Item.

12.2.3	Seller's Participation in the Costs

Subject to the general conditions and limitations set forth in Clause 12.2.4, any part or Item that the Seller is required to furnish to the Buyer under this Service Life Policy in connection with the correction or replacement of an Item shall be furnished to the Buyer at the Seller’s then current sales price therefor, less the Seller's financial participation determined in accordance with the following formula:

***

12.2.4	General Conditions and Limitations

12.2.4.1	The undertakings set forth in this Clause 12.2 shall be valid after the period of the Seller's warranty applicable to an Item under Clause 12.1.

12.2.4.2	The Buyer's remedies and the Seller's obligations and liabilities under this Service Life Policy are subject to the prior compliance by the Buyer with the following conditions:

(i)
the Buyer shall maintain log books and other historical records with respect to each Item adequate to enable the Seller to determine whether the alleged Failure is covered by this Service Life Policy and, if so, to define the portion of the costs to be borne by the Seller in accordance with Clause 12.2.3;

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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(ii)	the Buyer shall keep the Seller informed of any significant incidents relating to an Aircraft howsoever occurring or recorded;

(iii)	the Buyer shall comply with the conditions of Clause 12.1.10;

(iv)
the Buyer shall implement specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs shall be as compatible as possible with the Buyer's operational requirements and shall be carried out at the Buyer's expense. Reports relating thereto shall be regularly furnished to the Seller;

(v)
the Buyer shall report any breakage or defect in writing to the Seller within *** after such breakage or defect becomes apparent, whether or not said breakage or defect can reasonably be expected to occur in any other aircraft, and the Buyer shall have provided to the Seller sufficient detail on the breakage or defect to enable the Seller to determine whether said breakage or defect is subject to this Service Life Policy.

12.2.4.3
Except as otherwise provided for in this Clause 12.2, any claim under this Service Life Policy shall be administered as provided for in and shall be subject to the terms and conditions of Clause 12.1.6.

12.2.4.4
In the event of the Seller having issued a modification applicable to an Aircraft, the purpose of which is to avoid a Failure, the Seller may elect to supply the necessary modification kit free of charge or under a pro rata formula. If such a kit is so offered to the Buyer, then, to the extent of such Failure and any Failures that could ensue therefrom, the validity of the Seller's commitment under this Clause 12.2 shall be subject to the Buyer incorporating such modification in the relevant Aircraft, as promulgated by the Seller and in accordance with the Seller's instructions, within a reasonable time.

12.2.4.5
This Service Life Policy is neither a warranty, performance guarantee, nor an agreement to modify any Aircraft or Airframe components to conform to new developments occurring in the state of airframe design and manufacturing art.

The Seller's obligation hereunder is to furnish only those corrections to the Items or provide replacements therefor as provided for in this Clause 12.2.

The Buyer's sole remedy and relief for the non-performance of any obligation or liability of the Seller arising under or by virtue of this Service Life Policy shall *** limited to the amount the Buyer reasonably expends in procuring a correction or replacement for any Item that is the subject of a Failure covered by this Service Life Policy and to which such non-performance is related.

The Buyer hereby waives, releases and renounces all claims to any further damages, direct, incidental or consequential, including loss of profits and all other rights, claims and remedies, arising under or by virtue of this Service Life Policy.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.3	Supplier Warranties and Service Life Policies

Prior to the Delivery of the first Aircraft to be delivered under the relevant Purchase Agreement, the Seller shall provide the Buyer with such warranties and service life policies that the Seller has obtained pursuant to the Supplier Product Support Agreements.

12.3.1	Definitions

12.3.1.1	“Supplier” means any supplier of Supplier Parts.

12.3.1.2
“Supplier Part” means any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof and for which there exists a Supplier Product Support Agreement. However, the Propulsion Systems and Buyer Furnished Equipment and other equipment selected by the Buyer to be supplied by suppliers with whom the Seller has no existing enforceable warranty agreements are not Supplier Parts.

12.3.1.3
“Supplier Product Support Agreement” means an agreement between the Seller and a Supplier containing enforceable and transferable warranties and in the case of landing gear suppliers, service life policies for selected structural landing gear elements.

12.3.2	Supplier's Default

12.3.2.1
In the event of any Supplier, under any standard warranty obtained by the Seller pursuant to Clause 12.3.1, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.1 shall apply to the extent the same would have been applicable had such Supplier Part been a Warranted Part, except that the Supplier's warranty period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.2
In the event of any Supplier, under any Supplier Service Life Policy obtained by the Seller pursuant to Clause 12.3.1, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.2 shall apply to the extent the same would have been applicable had such Supplier Item been listed in Exhibit F, Seller Service Life Policy, except that the Supplier's Service Life Policy period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.3
At the Seller's request, the Buyer shall assign to the Seller, and the Seller shall be subrogated to, all of the Buyer's rights against the relevant Supplier with respect to and arising by reason of such default and shall provide reasonable assistance to enable the Seller to enforce the rights so assigned.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.4	Interface Commitment

12.4.1	Interface Problem

If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer but which the Buyer reasonably believes to be attributable to the design characteristics of one or more components of the Aircraft ("Interface Problem"), the Seller shall, if so requested by the Buyer, and without additional charge to the Buyer except for transportation of the Seller's personnel to the Buyer's facilities, promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Buyer shall furnish to the Seller all data and information in the Buyer's possession relevant to the Interface Problem and shall cooperate with the Seller in the conduct of the Seller's investigations and such tests as may be required.

At the conclusion of such investigation, the Seller shall promptly advise the Buyer in writing of the Seller's opinion as to the cause or causes of the Interface Problem and the Seller's recommendations as to corrective action.

12.4.2	Seller's Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller shall, if so requested by the Buyer and pursuant to the terms and conditions of Clause 12.1, correct the design of such Warranted Part to the extent of the Seller's obligation as defined in Clause 12.1.

12.4.3	Supplier's Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, reasonably assist the Buyer in processing any warranty claim the Buyer may have against the Supplier.

12.4.4	Joint Responsibility

If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, seek a solution to the Interface Problem through cooperative efforts of the Seller and any Supplier involved.

The Seller shall promptly advise the Buyer of such corrective action as may be proposed by the Seller and any such Supplier. Such proposal shall be consistent with any then existing obligations of the Seller hereunder and of any such Supplier towards the Buyer. Such corrective action, when accepted by the Buyer, shall constitute full satisfaction of any claim the Buyer may have against either the Seller or any such Supplier with respect to such Interface Problem.

12.4.5	General

12.4.5.1	All requests under this Clause 12.4 shall be directed to both the Seller and the Supplier.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.4.5.2	Except as specifically set forth in this Clause 12.4, this Clause shall not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Clause 12.

12.4.5.3
All reports, recommendations, data and other documents furnished by the Seller to the Buyer pursuant to this Clause 12.4 shall be deemed to be delivered under this AGTA and the relevant Purchase Agreement and shall be subject to the terms, covenants and conditions set forth in this Clause 12.

12.5	Waiver, Release and Renunciation

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED BELOW FOR THE PURPOSES OF THIS CLAUSE) AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 12 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT OF ANY KIND, IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICES DELIVERED UNDER THIS AGTA AND THE RELEVANT PURCHASE AGREEMENT, INCLUDING BUT NOT LIMITED TO:

A.	ANY WARRANTY AGAINST HIDDEN DEFECTS;

B.	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

C.	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE;

D.	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND

E.
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICES DELIVERED UNDER THIS AGTA AND THE RELEVANT PURCHASE AGREEMENT, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES,

PROVIDED THAT IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE THE REMAINDER OF THIS AGTA AND THE RELEVANT PURCHASE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

FOR THE PURPOSES OF THIS CLAUSE 12.5, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ITS AFFILIATES AND ANY OF ITS SUPPLIERS AND SUBCONTRACTORS AND ITS AFFILIATES.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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12.6	Duplicate Remedies

The Seller shall not be obliged to provide any remedy that duplicates any other remedy available to the Buyer in respect of the same defect under Clauses 12.1 and 12.2 as such Clauses may be amended, complemented or supplemented by other contractual agreements, including a Purchase Agreement, or by other Clauses of this AGTA.

12.7	Reserved

12.8	Disclosure to Third Party Entity

In the event of the Buyer intending to designate a third party entity (a “Third Party Entity”) to administrate this Clause 12, the Buyer shall notify the Seller of such intention prior to any disclosure of this Clause to the selected Third Party Entity and shall cause such Third Party Entity to enter into a confidentiality agreement and or any other relevant documentation with the Seller solely for the purpose of administrating this Clause 12.

12.9	Transferability

Notwithstanding the provisions of Clause 12.1.8 hereof and without prejudice to Clause 21.1, the Buyer's rights under this Clause 12 shall not be assigned, sold, leased, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent thereto, which shall not be unreasonably withheld.

Any unauthorized assignment, sale, lease, transfer, novation or other alienation of the Buyer's rights under this Clause 12 shall as to the particular Aircraft involved, immediately void this Clause 12 in its entirety.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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13	PATENT AND COPYRIGHT INDEMNITY

13.1	Indemnity

13.1.1
Subject to the provisions of Clause 13.2.3, the Seller shall indemnify the Buyer from and against any damages, costs or expenses including legal costs (excluding damages, costs, expenses, loss of profits and other liabilities in respect of or resulting from loss of use of the Aircraft) resulting from any infringement or claim of infringement by the Airframe (or any part or software installed therein at Delivery) of:

(i)	any British, French, German, Spanish or U.S. patent;

and

(ii)	any patent issued under the laws of any other country in which the Buyer may lawfully operate the Aircraft, provided that :

(1)
from the time of design of such Airframe, accessory, equipment or part and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the Chicago Convention on International Civil Aviation of December 7, 1944, and are each fully entitled to all benefits of Article 27 thereof, or in the alternative,

(2)
from such time of design and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the International Convention for the Protection of Industrial Property of March 20, 1883 ("Paris Convention");

and

(iii)
in respect of computer software installed on the Aircraft, any copyright, provided that the Seller's obligation to indemnify shall be limited to infringements in countries which, at the time of infringement, are members of The Berne Union and recognise computer software as a "work" under the Berne Convention.

13.1.2	Clause 13.1.1 shall not apply to

(i)	Buyer Furnished Equipment or Propulsion Systems; or

(ii)	parts not supplied pursuant to a Supplier Product Support Agreement ; or

(iii)	software not created by the Seller.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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13.1.3
In the event that the Buyer is prevented from using the Aircraft (whether by a valid judgement of a court of competent jurisdiction or by a settlement arrived at between claimant, Seller and Buyer), the Seller shall at its expense either:

(i)	procure for the Buyer the right to use the same free of charge to the Buyer; or

(ii)	replace the infringing part of the Aircraft as soon as possible with a non-infringing substitute complying in all other respects with the requirements of the relevant Purchase Agreement.

13.2	Administration of Patent and Copyright Indemnity Claims

13.2.1	If the Buyer receives a written claim or a suit is threatened or commenced against the Buyer for infringement of a patent or copyright referred to in Clause 13.1, the Buyer shall:

(i)	forthwith notify the Seller giving particulars thereof;

(ii)	furnish to the Seller all data, papers and records within the Buyer's control or possession relating to such patent or claim;

(iii)
refrain from admitting any liability or making any payment or assuming any expenses, damages, costs or royalties or otherwise acting in a manner prejudicial to the defense or denial of such suit or claim provided always that nothing in this sub-Clause (iii) shall prevent the Buyer from paying such sums as may be required in order to obtain the release of the Aircraft, provided such payment is accompanied by a denial of liability and is made without prejudice;

(iv)	fully co-operate with, and render all such assistance to, the Seller as may be pertinent to the defense or denial of the suit or claim;

(v)	act in such a way as to mitigate damages and / or to reduce the amount of royalties which may be payable as well as to minimise costs and expenses.

13.2.2
The Seller shall be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the party or parties alleging infringement and may assume and conduct the defense or settlement of any suit or claim in the manner which, in the Seller's opinion, it deems proper.

13.2.3
The Seller's liability under this AGTA and/or the relevant Purchase Agreement shall be conditional upon the strict and timely compliance by the Buyer with the terms of this Clause and is in lieu of any other liability to the Buyer express or implied which the Seller might incur at law as a result of any infringement or claim of infringement of any patent or copyright.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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14.	TECHNICAL DATA AND SOFTWARE SERVICES

14.1	Scope

This Clause 14 covers the terms and conditions for the supply of technical data (“hereinafter “Technical Data”) and software services described hereunder (hereinafter “Software Services”) to support the Aircraft operation.

14.1.1	The Technical Data shall be supplied in the English language using the aeronautical terminology in common use.

14.1.2	Range, form, type, format, quantity and delivery schedule of the Technical Data to be provided under this AGTA are outlined in Exhibit G.

14.2	Aircraft Identification for Technical Data

14.2.1
For those Technical Data that are customized to the Buyer’s Aircraft, the Buyer agrees to the allocation of fleet serial numbers (“Fleet Serial Numbers”) in the form of block of numbers selected in the range from 001 to 999.

14.2.2	The sequence shall not be interrupted unless two (2) different Propulsion Systems or two (2) different Aircraft models are selected.

14.2.3
The Buyer shall indicate to the Seller the Fleet Serial Number allocated to each Aircraft corresponding to the delivery schedule set forth in the relevant Purchase Agreement within *** after execution of such relevant Purchase Agreement. Neither the designation of such Fleet Serial Numbers nor the subsequent allocation of the Fleet Serial Numbers to Manufacturer Serial Numbers for the purpose of producing certain customized Technical Data shall constitute any property, insurable or other interest of the Buyer in any Aircraft prior to the Delivery of such Aircraft as provided for in this AGTA and the relevant Purchase Agreement.

The customized Technical Data that are affected  thereby are the following:

-            Aircraft Maintenance Manual,
-            Illustrated Parts Catalog,
-            Trouble Shooting Manual,
-            Aircraft Wiring Manual,
-            Aircraft Schematics Manual,
-            Aircraft Wiring Lists.

14.3	Integration of Equipment Data

14.3.1	Supplier Equipment

Information, including revisions, relating to Supplier equipment that is installed on the Aircraft at Delivery or through Airbus Service Bulletins thereafter shall be introduced into the customized Technical Data to the extent necessary for the comprehension of the affected systems, at no additional charge to the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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14.3.2	Buyer Furnished Equipment

14.3.2.1
The Seller shall introduce data related to Buyer Furnished Equipment, for equipment that is installed on the Aircraft by the Seller (hereinafter “BFE Data”) into the customized Technical Data, at no additional charge to the Buyer for the initial issue of the Technical Data provided at first Aircraft Delivery under the relevant Purchase Agreement, provided such BFE Data is provided in accordance with the conditions set forth in Clauses 14.3.2.2 through 14.3.2.6.

14.3.2.2	The Buyer shall supply the BFE Data to the Seller at least six (6) months prior to the Scheduled Delivery Month of the first Aircraft to be delivered under the relevant Purchase Agreement.

14.3.2.3
The BFE Data shall be supplied in English and shall be established in compliance with the then applicable revision of ATA iSpecification 2200 (iSpec 2200), Information Standards for Aviation Maintenance.

14.3.2.4
The Buyer and the Seller shall agree on the requirements for the provision to the Seller of BFE Data for “on-aircraft maintenance”, such as but not limited to timeframe, media and format in which the BFE Data shall be supplied to the Seller, in order to manage the BFE Data integration process in an efficient, expeditious and economic manner.

14.3.2.5	The BFE Data shall be delivered in digital format (SGML) and/or in Portable Document Format (PDF), as agreed between the Buyer and the Seller.

14.3.2.6	***

14.4	Supply

14.4.1	Technical Data shall be supplied on-line and/or off-line, as set forth in Exhibit G.

14.4.2	The Buyer shall not receive any credit or compensation for any unused or only partially used Technical Data supplied pursuant to this Clause 14.

14.4.3	Delivery

14.4.3.1	For Technical Data provided off-line, such Technical Data and corresponding revisions shall be sent to up to two (2) addresses as indicated by the Buyer.

14.4.3.2
Technical Data provided off-line shall be delivered by the Seller at the Buyer’s named place of destination under DDU conditions. The term Delivery Duty Unpaid (DDU) is defined by publication n° 560 of the International Chamber of Commerce, published in January 2000.

14.4.3.3
The Technical Data shall be delivered according to a mutually agreed schedule to correspond with the Deliveries of Aircraft. The Buyer shall provide no less than *** notice when requesting a change to such delivery schedule.

14.4.4
It shall be the responsibility of the Buyer to coordinate and satisfy local Aviation Authorities' requirements with respect to Technical Data. Reasonable quantities of such Technical Data shall be supplied by the Seller at no charge to the Buyer at the Buyer’s named place of destination.

Notwithstanding the foregoing, and in agreement with the relevant Aviation Authorities, preference shall be given to the on-line access to such Buyer’s Technical Data through the Airbus customer portal “AirbusWorld”.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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14.5	Revision Service

For each firmly ordered Aircraft covered under this AGTA and the relevant Purchase Agreement, revision service for the Technical Data shall be provided on a *** for a period specified in the relevant Purchase Agreement (each a “Revision Service Period”).

Thereafter revision service shall be provided in accordance with the terms and conditions set forth in the Seller’s then current Customer Services Catalog.

14.6	Service Bulletins (SB) Incorporation

During any Revision Service Period and upon the Buyer’s request, which shall be made within two years after issuance of the applicable Service Bulletin, Seller Service Bulletin information shall be incorporated into the Technical Data, provided that the Buyer notifies the Seller through the relevant AirbusWorld on-line Service Bulletin Reporting application that it intends to accomplish such Service Bulletin. The split effectivity for the corresponding Service Bulletin shall remain in the Technical Data until notification from the Buyer that embodiment has been completed on all of the Buyer's Aircraft. The foregoing is applicable for Technical Data relating to maintenance only. For operational Technical Data either the pre or post Service Bulletin status shall be shown.

14.7	Technical Data Familiarization

The Seller shall provide Technical Data familiarization training at the Seller’s or the Buyer’s facilities as set forth in the relevant Purchase Agreement. The basic familiarization course is tailored for maintenance and engineering personnel.

14.8	***

14.9	AirN@v Family products

14.9.1	The Technical Data listed herebelow are provided on DVD and include integrated software (hereinafter together referred to as “AirN@v Family”).

14.9.2	The AirN@v Family covers several Technical Data domains, reflected by the following AirN@v Family products:

-            AirN@v / Maintenance,
-            AirN@v / Planning,
-            AirN@v / Repair,
-            AirN@v / Workshop,
-            AirN@v / Associated Data,
-            AirN@v / Engineering.

14.9.3	Further details on the Technical Data included in such products are set forth in Exhibit “G”.

14.9.4	The licensing conditions for the use of AirN@v Family integrated software shall be as set forth in Part 1 of Exhibit I to the AGTA, “End-User License Agreement for Airbus Software”.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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14.9.5
The revision service and the license to use AirN@v Family products shall be granted free of charge for the duration of the corresponding Revision Service Period. At the end of such Revision Service Period, the yearly revision service for AirN@v Family products and the associated license fee shall be provided to the Buyer under the commercial conditions set forth in the Seller’s then current Customer Services Catalog.

14.10	On-Line Technical Data

14.10.1
The Technical Data defined in Exhibit “G” as being provided on-line shall be made available to the Buyer through the Airbus customer portal AirbusWorld (“AirbusWorld”), as further described in Part 2 of Exhibit I to the AGTA.

14.10.2	Such provision shall be at no cost for the duration of the corresponding Revision Service Period.

14.10.3	Access to AirbusWorld shall be subject to the “General Terms and Conditions of Access to and Use of AirbusWorld” (hereinafter the “GTC”), as set forth in Part 4 of Exhibit I to this AGTA.

14.10.4	The list of the Technical Data provided on-line may be extended from time to time.

For any Technical Data which is or becomes available on-line, the Seller reserves the right to suppress other formats for the concerned Technical Data.

14.10.5	Access to AirbusWorld shall be *** of the Buyer’s users (including ***) for the Technical Data related to the Aircraft which shall be operated by the Buyer.

14.10.6
For the sake of clarification, it is hereby specified that Technical Data accessed through AirbusWorld - which access shall be covered by the terms and conditions set forth in the GTC – shall remain subject to the conditions of this Clause 14.

In addition, should AirbusWorld provide access to Technical Data in software format, the use of such software shall be further subject to the conditions of Part 1 of Exhibit I to the AGTA.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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14.11	Waiver, Release and Renunciation

14.11.1
The Seller warrants that the Technical Data are prepared in accordance with the state of art at the date of their conception. Should any Technical Data prepared by the Seller contain non-conformity or defect, the sole and exclusive liability of the Seller shall be to take all reasonable and proper steps to correct  such Technical Data. Notwithstanding the above, no warranties of any kind shall be given for the Customer Originated Changes, as set forth in Clause 14.8.

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED BELOW FOR THE PURPOSES OF THIS CLAUSE) AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 14 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT OF ANY KIND, IN ANY TECHNICAL DATA OR SERVICES DELIVERED UNDER THIS AGTA AND THE RELEVANT PURCHASE AGREEMENT, INCLUDING BUT NOT LIMITED TO:

A	ANY WARRANTY AGAINST HIDDEN DEFECTS;

B	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

C	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE;

D	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND

E
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICES DELIVERED UNDER THIS AGTA AND THE RELEVANT PURCHASE AGREEMENT, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES;

PROVIDED THAT, IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE, THE REMAINDER OF THIS AGTA AND THE RELEVANT PURCHASE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

FOR THE PURPOSES OF THIS CLAUSE 14, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUBCONTRACTORS AND AFFILIATES.

14.12	Proprietary Rights

14.12.1	All proprietary rights, including but not limited to patent, design and copyrights, relating to Technical Data shall remain with the Seller and/or its Affiliates as the case may be.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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These proprietary rights shall also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

14.12.2
Whenever this AGTA and the relevant Purchase Agreement and/or any Technical Data provides for manufacturing by the Buyer, the consent given by the Seller shall not be construed as express or implicit approval howsoever neither of the Buyer nor of the manufactured products. The supply of the Technical Data shall not be construed as any further right for the Buyer to design or manufacture any Aircraft or part thereof or spare part.

14.13	Performance Engineer's Program

14.13.1
In addition to the Technical Data provided under Clause 14, the Seller shall provide to the Buyer Software Services, which shall consist of the Performance Engineer's Programs (“PEP”) for the Aircraft type covered under the relevant Purchase Agreement. Such PEP is composed of software components and databases and its use is subject to the license conditions set forth in Part 1 of Exhibit I to the AGTA “End-User License Agreement for Airbus Software”.

14.13.2
Use of the PEP shall be limited to *** copy to be used on the Buyer’s computers for the purpose of computing performance engineering data. The PEP is intended for use on ground only and shall not be embarked on board the Aircraft.

14.13.3
The license to use the PEP and the revision service shall be provided on a free of charge basis for the duration of a period specified in the relevant Purchase Agreement (the "PEP Revision Service Period").

14.13.4	At the end of such PEP Revision Service Period, the PEP shall be provided to the Buyer at the standard commercial conditions set forth in the Seller’s then current Customer Services Catalog.

14.14	Future Developments

The Seller continuously monitors technological developments and applies them to Technical Data, document and information systems’ functionalities, production and methods of transmission.

The Seller shall implement and the Buyer shall accept such new developments, it being understood that the Buyer shall be informed in due time by the Seller of such new developments and their application and of the date by which the same shall be implemented by the Seller.

14.15	Confidentiality

14.15.1
This Clause, the Technical Data, the Software Services and their content are designated as confidential. All such Technical Data and Software Services are provided to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof to any third party without the prior written consent of the Seller save as permitted therein or pursuant to any government or legal requirement imposed upon the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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14.15.2
In the event of the Seller authorizing the disclosure of this Clause or any Technical Data or Software Services to third parties either under this AGTA and the relevant Purchase Agreement or by an express prior written authorization and specifically, in the event of the Buyer intending to designate a maintenance and repair organization or a third party to perform the maintenance of the Aircraft or to perform data processing on its behalf (each a “Third Party”), the Buyer shall notify the Seller of such intention prior to any disclosure of this Clause and/or the Technical Data and/or the Software Services to such Third Party.

The Buyer hereby undertakes to cause such Third Party to agree to be bound by the conditions and restrictions set forth in this Clause 14 with respect to the disclosed Clause, Technical Data or Software Services and shall in particular cause such Third Party to enter into a confidentiality agreement with the Seller and appropriate licensing conditions, and to commit to use the Technical Data solely for the purpose of maintaining the Buyer’s Aircraft and the Software Services exclusively for processing the Buyer’s data.

14.16	Transferability

Without prejudice to Clause 21.1, the Buyer's rights under this Clause 14 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent.

Any transfer in violation of this Clause 14.16 shall, as to the particular Aircraft involved, void the rights and warranties of the Buyer under this Clause 14 and any and all other warranties that might arise under or be implied in law.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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15	SELLER REPRESENTATIVE SERVICES

The Seller shall provide *** the Buyer the services described in this Clause 15, at the Buyer’s main base or at other locations to be mutually agreed.

15.1	Customer Support Representative(s)

15.1.1
The Seller shall provide *** the services of Seller customer support representative(s), as defined in the relevant Purchase Agreement (each a "Seller Representative"), at the Buyer’s main base or such other locations as the Parties may agree.

15.1.2
In providing the services as described hereabove, any Seller Representatives, or any Seller employee(s) providing services to the Buyer hereunder, are deemed to be acting in an advisory capacity only and at no time shall they be deemed to be acting as Buyer's employees or agents, either directly or indirectly.

15.1.3
The Seller shall provide to the Buyer an annual written accounting of the consumed man-months and any remaining man-month balance from the allowance defined in the relevant Purchase Agreement.  Such accounting shall be deemed final and accepted by the Buyer unless the Seller receives written objection from the Buyer within thirty (30) calendar days of receipt of such accounting.

15.1.4	In the event of a need for Aircraft On Ground (“AOG”) technical assistance after the end of the assignment referred to in the relevant Purchase Agreement, the Buyer shall have non-exclusive access to:

a)	AIRTAC (Airbus Technical AOG Center);

b)	The Seller Representative network closest to the Buyer's main base. A list of contacts of the Seller Representatives closest to the Buyer's main base shall be provided to the Buyer.

As a matter of reciprocity, the Buyer shall authorize the Seller Representative(s), during his/their assignment at the Buyer’s, to provide similar assistance to another airline.

15.1.5
Should the Buyer request Seller Representative services exceeding the allocation specified in the relevant Purchase Agreement, the Seller may provide such additional services subject to terms and conditions to be mutually agreed.

15.1.6	The Seller shall cause similar services to be provided by representatives of the Propulsion Systems Manufacturer and Suppliers, when necessary and applicable.

15.2	Buyer's Support

15.2.1
From the date of arrival of the first Seller Representative and for the duration of the assignment, the Buyer shall provide *** a suitable lockable office, conveniently located with respect to the Buyer's maintenance facilities, with complete office furniture and equipment including telephone, internet, email and facsimile connections for the sole use of the Seller Representative(s). *** upon receipt by the Seller of all relevant justifications, ***.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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15.2.2
The Buyer shall reimburse the Seller the costs for the initial and termination assignment travel of the Seller Representatives of *** confirmed ticket, Business Class, to and from their place of assignment and Toulouse, France.

15.2.3	The Buyer shall also reimburse the Seller the costs for air transportation for the annual vacation of the Seller Representatives to and from their place of assignment and Toulouse, France.

15.2.4
Should the Buyer request any Seller Representative referred to in Clause 15.1 above to travel on business to a city other than his usual place of assignment, the Buyer shall be responsible for all related transportation costs and expenses.

15.2.5
Absence of an assigned Seller Representative during normal statutory vacation periods are covered by the Seller Representatives as defined in Clause 15.1.4 and as such are accounted against the total allocation provided in the relevant Purchase Agreement.

15.2.6
The Buyer shall assist the Seller in obtaining from the civil authorities of the Buyer's country those documents that are necessary to permit the Seller Representative to live and work in the Buyer's country. Failure of the Seller to obtain the necessary documents shall relieve the Seller of any obligation to the Buyer under the provisions of Clause 15.1.

15.2.7	The Buyer shall reimburse to the Seller charges, taxes, duties, imposts or levies of any kind whatsoever, imposed by the authorities of the Buyer's country upon:

-	the entry into or exit from the Buyer's country of the Seller Representatives and their families,

-	the entry into or the exit from the Buyer's country of the Seller Representatives and their families' personal property,

-	the entry into or the exit from the Buyer's country of the Seller's property, for the purpose of providing the Seller Representatives services.

15.3	Withdrawal of the Seller Representative

The Seller shall have the right to withdraw its assigned Seller Representatives as it sees fit if conditions arise, which are in the Seller's opinion dangerous to their safety or health or prevent them from fulfilling their contractual tasks.

15.4	Indemnities

INDEMNIFICATION PROVISIONS APPLICABLE TO THIS CLAUSE 15 ARE SET FORTH IN CLAUSE 19.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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16	TRAINING SUPPORT AND SERVICES

16.1	General

16.1.1	This Clause 16 sets forth the terms and conditions for the supply of training support and services for the Buyer's personnel to support the Aircraft operation.

16.1.2	The range, quantity and validity of training to be provided free of charge under this AGTA and the relevant Purchase Agreement are covered in Appendix A to this Clause 16.

16.1.3
Scheduling of training courses covered in Appendix A shall be mutually agreed during a training conference (the “Training Conference”) that shall be held no later than *** prior to Delivery of the first Aircraft under the relevant Purchase Agreement.

16.2	Training Location

16.2.1
The Seller shall provide training at its training center in Blagnac, France, and/or in Hamburg, Germany, or shall designate an affiliated training center in Miami, U.S.A., or Beijing, China (individually a “Seller’s Training Center” and collectively the “Seller’s Training Centers”).

16.2.2
If the unavailability of facilities or scheduling difficulties make training by the Seller at any Seller’s Training Center impractical, the Seller shall ensure that the Buyer is provided with such training at another location designated by the Seller.

16.2.3.1
Upon the Buyer's request, the Seller may also provide certain training at a location other than the Seller's Training Centers, including one of the Buyer's bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In such event, all additional charges listed in Clauses 16.5.2 and 16.5.3 shall be borne by the Buyer.

16.2.3.2
If the Buyer requests training at a location as indicated in Clause 16.2.3.1 and requires such training to be an Airbus approved course, the Buyer undertakes that the training facilities shall be approved prior to the performance of such training. The Buyer shall, as necessary and in due time prior to the performance of such training, provide access to the training facilities set forth in Clause 16.2.3.1 to the Seller’s and the competent Aviation Authority’s representatives for approval of such facilities.

16.3	Training Courses

16.3.1
Training courses shall be as described in the Seller’s customer services catalog (the “Seller's Customer Services Catalog”). The Seller's Customer Services Catalog also sets forth the minimum and maximum number of trainees per course.

All training requests or training course changes made outside of the frame of the Training Conference shall be submitted by the Buyer with a ***

16.3.2	The following terms and conditions shall apply to training performed by the Seller:

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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(i)
Training courses shall be the Seller's standard courses as described in the Seller's Customer Services Catalog valid at the time of execution of the course. The Seller shall be responsible for all training course syllabi, training aids and training equipment necessary for the organization of the training courses; for the avoidance of doubt, for the purpose of performing training, such training equipment does not include aircraft.

(ii)
The training equipment and the training curricula used for the training of flight, cabin and maintenance personnel shall not be fully customized but shall be configured in order to obtain the relevant Aviation Authority’s approval and to support the Seller's training programs.

(iii)
Training data and documentation for trainees receiving the training at the Seller's Training Centers shall be ***. Training data and documentation shall be marked "FOR TRAINING ONLY" and as such are supplied for the sole and express purpose of training; training data and documentation shall not be revised.

16.3.3
When the Seller’s training courses are provided by the Seller’s instructors (individually an ”Instructor” and collectively “Instructors”) the Seller shall deliver a Certificate of Recognition or a Certificate of Course Completion (each a “Certificate”) or an attestation (an “Attestation”), as applicable, at the end of any such training course. Any such Certificate or Attestation shall not represent authority or qualification by any Aviation Authority but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

In the event of training courses being provided by a training provider selected by the Seller as set forth in Clause 16.2.2, the Seller shall cause such training provider to deliver a Certificate or Attestation, which shall not represent authority or qualification by any Aviation Authority, but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

16.3.4.1	***

It is understood that the above shall apply to the extent that training allowances granted under Appendix A ***.

All requests *** shall be submitted by the Buyer with a ***. The requested training shall be subject to the Seller’s then existing planning constraints.

16.3.4.2	Should the Buyer use none or only part of the training to be provided pursuant to this Clause 16, no compensation or credit of any nature shall be provided.

16.3.5.1
Should the Buyer decide to cancel or reschedule, fully or partially, and irrespective of the location of the training, a training course, a minimum advance notification of at least *** prior to the relevant training course start date is required.

16.3.5.2
If the notification occurs less than *** but more than *** prior to such training, a cancellation fee corresponding to *** of such training shall be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the Seller’s then applicable price.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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16.3.5.3
If the notification occurs *** prior to such training, a cancellation fee corresponding to *** of such training shall be, as applicable, either deducted from the training allowance defined in Appendix A or invoiced at the Seller’s then applicable price.

16.3.5.4	All courses exchanged under Clause 16.3.4.1 shall remain subject to the provisions of this Clause 16.3.5.

16.4	Prerequisites and Conditions

16.4.1	Training shall be conducted in English and all training aids used during such training shall be written in English using common aeronautical terminology.

16.4.2	The Buyer hereby acknowledges that all training courses conducted pursuant to this Clause 16 are "Standard Transition Training Courses" and not "Ab Initio Training Courses".

16.4.3	Trainees shall have the prerequisite knowledge and experience specified for each course in the Seller’s Customer Services Catalog.

16.4.4.1	The Buyer shall be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

16.4.4.2	The Seller reserves the right to verify the trainees' proficiency and previous professional experience.

16.4.4.3	The Seller shall provide to the Buyer during the Training Conference an “Airbus Pre-Training Survey” for completion by the Buyer for each trainee.

The Buyer shall provide the Seller with an attendance list of the trainees for each course, with the validated qualification of each trainee, at the time of reservation of the training course and in no event any later than sixty (60) calendar days before the start of the training course. The Buyer shall return concurrently thereto the completed Airbus Pre-Training Survey, detailing the trainees’ associated background. If the Seller determines through the Airbus Pre-Training Survey that a trainee does not match the prerequisites set forth in the Seller’s Customer Services Catalog, following consultation with the Buyer, such trainee shall be withdrawn from the program or directed through a relevant entry level training (ELT) program, which shall be at the Buyer’s expense.

16.4.4.4
If the Seller determines at any time during the training that a trainee lacks the required level, following consultation with the Buyer, such trainee shall be withdrawn from the program or, upon the Buyer's request, the Seller may be consulted to direct the above mentioned trainee(s), if possible, through any other required additional training, which shall be at the Buyer's expense.

16.4.5	The Seller shall in no case warrant or otherwise be held liable for any trainee's performance as a result of any training provided.

16.5	Logistics

16.5.1	Trainees

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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16.5.1.1	Living and travel expenses for the Buyer's trainees shall be borne by the Buyer.

16.5.1.2
It shall be the responsibility of the Buyer to make all necessary arrangements relative to authorizations, permits and/or visas necessary for the Buyer’s trainees to attend the training courses to be provided hereunder. Rescheduling or cancellation of courses due to the Buyer’s failure to obtain any such authorizations, permits and/or visas shall be subject to the provisions of Clauses 16.3.5.1 thru 16.3.5.3.

16.5.2	Training at External Location - Seller’s Instructors

16.5.2.1.1
In the event of training being provided at the Seller’s request at any location other than the Seller’s Training Centers, as provided for in Clause 16.2.2, the expenses of the Seller’s Instructors shall be borne directly by the Seller.

16.5.2.1.2
In the event of training being provided by the Seller’s Instructor(s) at any location other than the Seller's Training Centers at the Buyer’s request, the Buyer shall reimburse the Seller for all the expenses related to the assignment of such Seller Instructors and the performance of their duties as aforesaid.

16.5.2.2	Living Expenses

Except as provided for in Clause 16.5.2.1.1 above, the Buyer shall reimburse the Seller the living expenses for each Seller Instructor and/or other Seller’s personnel providing support under this Clause 16, covering the entire period from his day of departure from his main base to day of return to such base *** current at the time of the corresponding training or support.

Such *** shall include, but shall not be limited to, lodging, food and local transportation to and from the place of lodging and the training course location.

16.5.2.3	Air Travel

Except as provided for in Clause 16.5.2.1.1 above, the Buyer shall reimburse the Seller the airfares for each Seller Instructor and/or other Seller’s personnel providing support under this Clause 16, in confirmed business class to and from the Buyer's designated training site and the Seller's Training Centers, as such airfares are set forth in the Seller's Customer Services Catalog current at the time of the corresponding training or support.

16.5.2.4	Buyer’s Indemnity

Except in case of gross negligence or willful misconduct of the Seller, the Seller shall not be held liable to the Buyer for any delay or cancellation in the performance of any training outside of the Seller's Training Centers associated with any transportation described in this Clause 16.5.2 and the Buyer shall indemnify and hold harmless the Seller from any such delay and/or cancellation and any consequences arising therefrom.

16.5.3	Training Material and Equipment Availability - Training at External Location

Training material and equipment necessary for course performance at any location other than the Seller's Training Centers or the facilities of a training provider selected by the Seller shall be provided by the Buyer at its own cost in accordance with the Seller's specifications.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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Notwithstanding the foregoing, should the Buyer request the performance of a course at another location as per Clause 16.2.3.1, the Seller may, upon the Buyer’s request, provide the training material and equipment necessary for such course’s performance. Such provision shall be at the Buyer’s expense.

16.6	Flight Operations Training

The Seller shall provide training for the Buyer's flight operations personnel as further detailed in Appendix A to this Clause 16, including the courses described in this Clause 16.6.

16.6.1	Flight Crew Training Course

The Seller shall perform a flight crew training course program for the Buyer's flight crews, each of which shall consist of ***, who shall be either captain(s) or first officer(s).

16.6.2	Base Flight Training

16.6.2.1
The Buyer shall provide at its own cost its delivered Aircraft, or any other aircraft it operates, for any base flight training, which shall consist of *** per pilot, performed in accordance with the related Airbus training course definition (the “Base Flight Training”).

16.6.2.2
Should it be necessary to ferry the Buyer’s delivered Aircraft to the location where the Base Flight Training shall take place, the additional flight time required for the ferry flight to and/or from the Base Flight Training field shall not be deducted from the Base Flight Training time.

16.6.2.3
If the Base Flight Training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the Base Flight Training shall take place shall be performed by a crew composed of the Seller’s and/or the Buyer’s qualified pilots, in accordance with the relevant Aviation Authority’s regulations related to the place of performance of the Base Flight Training.

16.6.3	Flight Crew Line Initial Operating Experience

In order to assist the Buyer with initial operating experience after Delivery of the first Aircraft under the relevant Purchase Agreement, the Seller shall provide to the Buyer pilot Instructor(s) as set forth in Appendix A to this Clause 16.

Should the Buyer request, subject to the Seller's consent, such Seller pilot Instructors to perform any other flight support during the flight crew line initial operating period, such as but not limited to line assistance, demonstration flight(s), ferry flight(s) or any flight(s) required by the Buyer during the period of entry into service of the Aircraft, it is understood that such flight(s) shall be deducted from the flight crew line initial operating experience allowance set forth in Appendix A hereto.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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It is hereby understood by the Parties that the Seller's pilot Instructors shall only perform the above flight support services to the extent they bear the relevant qualifications to do so.

16.6.4	Type Specific Cabin Crew Training Course

The Seller shall provide type specific training for cabin crews, at one of the locations defined in Clause 16.2.1.

If the Buyer’s Aircraft is to incorporate special features, the type specific cabin crew training course shall be performed no earlier than *** before the scheduled Delivery Date of the Buyer's first Aircraft to be delivered under the relevant Purchase Agreement.

16.6.5	Training on Aircraft

During any and all flights performed in accordance with this Clause 16.6, the Buyer shall bear full responsibility for the aircraft upon which the flight is performed, including but not limited to any required maintenance, all expenses such as fuel, oil or landing fees and the provision of insurance in line with Clause 16.13.

The Buyer shall assist the Seller, if necessary, in obtaining the validation of the licenses of the Seller’s pilots performing Base Flight Training or initial operating experience by the Aviation Authority of the place of registration of the Aircraft.

16.7	Performance / Operations Courses

The Seller shall provide performance/operations training for the Buyer's personnel as defined in Appendix A to this Clause 16.

The available courses shall be listed in the Seller’s Customer Services Catalog current at the time of the course.

16.8	Maintenance Training

16.8.1	The Seller shall provide maintenance training for the Buyer's ground personnel as further set forth in Appendix A to this Clause 16.

The available courses shall be as listed in the Seller’s Customer Services Catalog current at the time of the course.

The practical training provided in the frame of maintenance training shall be performed on the training devices in use in the Seller’s Training Centers.

16.8.2	Practical Training on Aircraft

Notwithstanding Clause 16.8.1 above, upon the Buyer’s request, the Seller may provide Instructors for the performance of practical training on aircraft (“Practical Training”).

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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Irrespective of the location at which the training takes place, the Buyer shall provide at its own cost an aircraft for the performance of the Practical Training.

Should the Buyer require the Seller’s Instructors to provide Practical Training at facilities selected by the Buyer, such training shall be subject to prior approval of the facilities by the Seller. All costs related to such Practical Training, including but not limited to the Seller's approval of the facilities, shall be borne by the Buyer.

The provision of a Seller Instructor for the Practical Training shall be deducted from the trainee days allowance defined in Appendix A to this Clause 16, subject to the conditions detailed in Paragraph 3.3.4 thereof.

16.9	Supplier and Propulsion Systems Manufacturer Training

Upon the Buyer’s request, the Seller shall provide to the Buyer the list of the maintenance and overhaul training courses provided by major Suppliers and the applicable Propulsion Systems Manufacturer on their respective products.

16.10	Proprietary Rights

All proprietary rights, including but not limited to patent, design and copyrights, relating to the Seller's training data and documentation shall remain with the Seller and/or its Affiliates and/or its Suppliers, as the case may be.

These proprietary rights shall also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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16.11	Confidentiality

The Seller's training data and documentation are designated as confidential and as such are provided to the Buyer for the sole use of the Buyer, for training of its own personnel, who undertakes not to disclose the content thereof in whole or in part, to any third party without the prior written consent of the Seller, save as permitted herein or otherwise pursuant to any government or legal requirement imposed upon the Buyer.

In the event of the Seller having authorized the disclosure of any training data and documentation to third parties either under this AGTA, the relevant Purchase Agreement or by an express prior written authorization, the Buyer shall cause such third party to agree to be bound by the same conditions and restrictions as the Buyer with respect to the disclosed training data and documentation and to use such training data and documentation solely for the purpose for which they are provided.

16.12	Transferability

Without prejudice to Clause 21.1, the Buyer's rights under this Clause 16 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller's prior written consent.

16.13	Indemnities and Insurance

INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.

THE BUYER SHALL PROVIDE THE SELLER WITH AN ADEQUATE INSURANCE CERTIFICATE PRIOR TO ANY TRAINING ON AIRCRAFT.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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APPENDIX A TO CLAUSE 16

APPENDIX "A" TO CLAUSE 16

TRAINING ALLOWANCE

For the avoidance of doubt, all quantities indicated below are the total quantities granted for the whole of the Buyer’s fleet of Aircraft firmly ordered through the relevant Purchase Agreement, unless otherwise specified.

The contractual training courses defined in this Appendix A shall be provided for a period of time as set forth in the relevant Purchase Agreement.

Any deviation to said training delivery schedule shall be mutually agreed between the Buyer and the Seller.

1.	FLIGHT OPERATIONS TRAINING

1.1	Flight Crew Training (standard transition course or Cross crew qualification (CCQ) as applicable)

Flight Crew Training allowances are specified in the relevant Purchase Agreement.

1.2	Extended Range For Twin Engine Aircraft Operations (ETOPS) Training

ETOPS training allowances are specified in the relevant Purchase Agreement.

1.3	Low Visibility Operations Training

Low Visibility Operations Training allowances are specified in the relevant Purchase Agreement.

1.4	Flight Crew Line Initial Operating Experience

Flight Crew Line Operating Experience allowances are specified in the relevant Purchase Agreement.

Unless otherwise agreed during the Training Conference, in order to follow the Aircraft Delivery schedule, the maximum number of pilot Instructors present at any one time shall be limited to *** pilot Instructors.

1.5	Type Specific Cabin Crew Training Course

Type Specific Crew Training Course allowances are specified in the relevant Purchase Agreement.

1.6	Airbus Pilot Instructor Course (APIC)

Airbus Pilot Instructor Course allowances are specified in the relevant Purchase Agreement.  APIC courses shall be performed in groups of ***.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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APPENDIX A TO CLAUSE 16

2.	PERFORMANCE / OPERATIONS COURSE(S)

2.1	Performance / Operation Course(s) allowances are specified in the relevant Purchase Agreement.

2.2	The above trainee days shall be used solely for the performance/operations training courses as defined in the Seller’s applicable Training Course Catalog.

3.	MAINTENANCE TRAINING

3.1	Maintenance Training Courses allowances are specified in the relevant Purchase Agreement.

3.2	Engine Run-up courses allowances are specified in the relevant Purchase Agreement.

4.	TRAINEE DAYS ACCOUNTING

Trainee days are counted as follows:

4.1
For instruction at the Seller's Training Centers: *** of instruction for *** trainee equals ***. The number of trainees originally registered at the beginning of the course shall be counted as the number of trainees to have taken the course.

4.2	For instruction outside of the Seller's Training Centers: *** of instruction by *** Seller Instructor equals the actual number of trainees attending the course or a ***,.

4.3	For structure maintenance training courses outside the Seller’s Training Center(s), *** of instruction by *** Seller Instructor equals the actual number of trainees attending the course or ***.

4.4	For practical training, whether on training devices or on aircraft, *** of instruction by *** Seller Instructor equals the actual number of trainees attending the course or a ***.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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17	EQUIPMENT SUPPLIER PRODUCT SUPPORT

17.1	Equipment Supplier Product Support Agreements

17.1.1
The Seller has obtained enforceable and transferable product support agreements from Suppliers of Seller Furnished Equipment listed in the Specification, the benefit of which is accepted by the Buyer when entering into a Purchase Agreement. Said agreements become enforceable as soon as and for as long as an operator is identified as an Airbus aircraft operator.

17.1.2	These agreements are based on the "World Airlines Suppliers Guide" and include Supplier commitments as contained in the "Supplier Product Support Agreements" which include the following provisions:

17.1.2.1
Technical data and manuals required to operate, maintain, service and overhaul the Supplier Parts. Such technical data and manuals shall be prepared in accordance with the applicable provisions of ATA Specification including revision service and be published in the English language. The Seller shall recommend that software data, where applicable, be supplied in the form of an appendix to the Component Maintenance Manual, such data shall be provided in compliance with the applicable ATA Specification;

17.1.2.2	Warranties and guarantees including standard warranties. In addition, landing gear Suppliers shall provide service life policies for selected structural landing gear elements;

17.1.2.3	Training to ensure efficient operation, maintenance and overhaul of the Supplier Parts for the Buyer's instructors, shop and line service personnel;

17.1.2.4	Spares data in compliance with ATA iSpecification 2200, initial provisioning recommendations, spare parts and logistic service including routine and expedited deliveries.

17.1.2.5	Technical service to assist the Buyer with maintenance, overhaul, repair, operation and inspection of Supplier Parts as well as required tooling and spares provisioning.

17.1.3
Upon the Buyer’s request, the Seller shall provide the Buyer with Supplier Product Support Agreements familiarization training at the Seller’s facilities in Blagnac, France. An on-line training module shall be further available through AirbusWorld, access to which shall be subject to the “General Terms and Conditions of Access to and Use of AirbusWorld” (hereinafter the “GTC”), as set forth in Part 4 of Exhibit I to this AGTA.

17.2	Supplier Compliance

The Seller shall monitor Suppliers’ compliance with support commitments defined in the Supplier Product Support Agreements and shall, if necessary, jointly take remedial action with the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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18	BUYER FURNISHED EQUIPMENT

18.1	Administration

18.1.1.1
Without additional charge and in accordance with the Specification, the Seller shall provide for the installation of those items of equipment that are identified in the Specification as being furnished by the Buyer ("Buyer Furnished Equipment" or "BFE"), provided that the BFE and the supplier of such BFE (the “BFE Supplier”) are referred to in the Airbus BFE Product Catalog valid at the time the BFE Supplier is selected.

18.1.1.2
Notwithstanding the foregoing and without prejudice to Clause 2.4, if the Buyer wishes to install BFE manufactured by a supplier who is not referred to in the Airbus BFE Product Catalog, the Buyer shall so inform the Seller and the Seller shall conduct a feasibility study of the Buyer’s request, in order to consider approving such supplier, provided that such request is compatible with the Seller’s industrial planning and the associated Scheduled Delivery Month for the Buyer’s Aircraft. In addition, it is a prerequisite to such approval that the supplier being considered is qualified by the Seller’s Aviation Authorities to produce equipment for installation on civil aircraft. Any approval of a supplier by the Seller shall be performed at the Buyer’s expense. The Buyer shall cause any BFE supplier approved under this Clause 18.1.1.2 (each an “Approved BFE Supplier”) to comply with the conditions set forth in this Clause 18 and specifically Clause 18.2.

Except for the specific purposes of this Clause 18.1.1.2, the term “BFE Supplier” shall be deemed to include Approved BFE Suppliers.

18.1.2.1
The Seller shall advise the Buyer of the dates by which, in the planned release of engineering for the Aircraft, the Seller requires a written detailed engineering definition (the “BFE Engineering Definition”). The Seller shall provide to the Buyer and/or the BFE Supplier(s), within an appropriate timeframe, the necessary interface documentation to enable the development of the BFE Engineering Definition.

The BFE Engineering Definition shall include the description of the dimensions and weight of BFE, the information related to its certification and the information necessary for the installation and operation thereof. The Buyer shall furnish, or cause the BFE Suppliers to furnish, the BFE Engineering Definition by the dates specified.

Thereafter, the BFE Engineering Definition shall not be revised, except through an SCN executed in accordance with Clause 2.

18.1.2.2
The Seller shall also provide in due time to the Buyer a schedule of dates and the shipping addresses for delivery of the BFE and, where requested by the Seller, additional spare BFE to permit installation in the Aircraft and Delivery of the Aircraft in accordance with the Aircraft delivery schedule. The Buyer shall provide, or cause the BFE Suppliers to provide, the BFE by such dates in a serviceable condition, in order to allow performance of any assembly, test or acceptance process in accordance with the Seller’s industrial schedule. In order to facilitate the follow-up of the timely receipt of BFE, the Buyer shall, upon the Seller’s request, provide to the Seller dates and references of all BFE purchase orders placed by the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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The Buyer shall also provide, when requested by the Seller, at AIRBUS FRANCE S.A.S. works in TOULOUSE (FRANCE) and/or at AIRBUS DEUTSCHLAND GmbH, Division Hamburger Flugzeugbau Works in HAMBURG (FEDERAL REPUBLIC OF GERMANY) and/or at the Manufacture Facilities in Tianjin (PEOPLE'S REPUBLIC OF CHINA) adequate field service including support from BFE Suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of any BFE.

18.1.3
Without prejudice to the Buyer’s obligations hereunder, in order to facilitate the development of the BFE Engineering Definition, the Seller shall organize meetings between the Buyer and BFE Suppliers. The Buyer hereby agrees to participate in such meetings and to provide adequate technical and engineering expertise to reach decisions within the defined timeframe.

In addition, throughout the development phase and up to Delivery of the Aircraft to the Buyer, the Buyer agrees:

•	to monitor the BFE Suppliers and ensure that they shall enable the Buyer to fulfil its obligations, including but not limited to those set forth in the Customization Milestone Chart;

•
that, should a timeframe, quality or other type of risk be identified at a given BFE Supplier, the Buyer shall allocate resources to such BFE Supplier so as not to jeopardize the industrial schedule of the Aircraft;

•
for major BFE,  including, but not being limited to, seats, galleys and IFE (“Major BFE”) to participate on a mandatory basis in the specific meetings that take place between BFE Supplier selection and BFE delivery, namely:

-	Preliminary Design Review (“PDR”),
-	Critical Design Review (“CDR”);

•
to attend the First Article Inspection (“FAI”) for the first shipset of all Major BFE. Should the Buyer not attend such FAI, the Buyer shall delegate the FAI to the BFE Supplier and confirmation thereof shall be supplied to the Seller in writing;

•
to attend the Source Inspection (“SI”) that takes place at the BFE Supplier’s premises prior to shipping, for each shipset of all Major BFE. Should the Buyer not attend such SI, the Buyer shall delegate the SI to the BFE Supplier and confirmation thereof shall be brought to the Seller in writing. Should the Buyer not attend the SI, the Buyer shall be deemed to have accepted the conclusions of the BFE Supplier with respect to such SI.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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The Seller shall be entitled to attend the PDR, the CDR and the FAI. In doing so, the Seller’s employees shall be acting in an advisory capacity only and at no time shall they be deemed to be acting as Buyer's employees or agents, either directly or indirectly.

18.1.4
The BFE shall be imported into FRANCE or into the FEDERAL REPUBLIC OF GERMANY or into the PEOPLE'S REPUBLIC OF CHINA by the Buyer under a suspensive customs system ("Régime de l'entrepôt douanier ou régime de perfectionnement actif " or "Zollverschluss" or "Inward Processing") without application of any French or German or Chinese tax or customs duty, and shall be delivered DDU to the following shipping addresses:

AIRBUS FRANCE S.A.S.
316 Route de Bayonne
31300 TOULOUSE
FRANCE

or

AIRBUS DEUTSCHLAND GmbH
Kreetslag 10
21129 HAMBURG
FEDERAL REPUBLIC OF GERMANY

or

AIRBUS Final Assembly Co., Ltd
Tianjin Airport Industry Park
No. 6 West 9 Road
300638 TIANJIN
PEOPLE'S REPUBLIC OF CHINA

as specified by the Seller.

18.2	Applicable Requirements

The Buyer is responsible for, at its expense, and warrants that the BFE shall:

•	be manufactured by a qualified BFE Supplier, and

•	meet the requirements of the applicable Specification of the Aircraft, and

•	comply with the BFE Engineering Definition, and

•	comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, and

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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•
be approved by the Aviation Authority delivering the Export Airworthiness Certificate and by the Buyer's Aviation Authority for installation and use on the Aircraft at the time of Delivery of the Aircraft, and

•	not infringe any patent, copyright or other intellectual property right of any third party, and

•	not be subject to any legal obligation or other encumbrance that may prevent, hinder or delay the installation of the BFE in the Aircraft and/or the Delivery of the Aircraft.

The Seller shall be entitled to refuse any item of BFE that it considers incompatible with the Specification, the BFE Engineering Definition or the certification requirements.

18.3	Buyer's Obligation and Seller's Remedies

18.3.1	Any delay or failure by the Buyer or the BFE Suppliers in:

•	complying with the foregoing warranty or in providing the BFE Engineering Definition or field service mentioned in Clause 18.1.2.2, or

•	furnishing the BFE in a serviceable condition at the requested delivery date, or

•	obtaining any required approval for such BFE equipment under the above mentioned Aviation Authorities’ regulations,

may delay the performance of any act to be performed by the Seller, including Delivery of the Aircraft. The Seller shall not be responsible for such delay which shall cause the Final Price of the Aircraft to be adjusted in accordance with the updated delivery schedule and to include in particular the amount of the Seller's additional costs attributable to such delay or failure by the Buyer or the BFE Suppliers, such as storage, taxes, insurance and costs of out-of sequence installation.

18.3.2	In addition, in the event of any delay or failure mentioned in 18.3.1 above, the Seller may:

(i)
select, purchase and install equipment similar to the BFE at issue, in which event the Final Price of the affected Aircraft shall also be increased by the purchase price of such equipment plus reasonable costs and expenses incurred by the Seller for handling charges, transportation, insurance, packaging and, if so required and not already provided for in the Final Price of the Aircraft, for adjustment and calibration; or

(ii)
if the BFE is delayed by more than *** beyond, or is  not approved ***, deliver the Aircraft without the installation of such BFE, notwithstanding applicable terms of Clause 7, if any, and the Seller shall thereupon be relieved of all obligations to install such equipment.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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18.4	Title and Risk of Loss

Title to and risk of loss of any BFE shall at all times remain with the Buyer except that risk of loss (limited to cost of replacement of said BFE) shall be with the Seller for the period starting upon delivery of the BFE to the Seller’s facilities until the Aircraft is delivered to the Buyer and for as long as such BFE is under the care, custody and control of the Seller.

18.5	Disposition of BFE Following Termination

18.5.1
If a termination of this AGTA pursuant to the provisions of Clause 20 occurs with respect to an Aircraft in which all or any part of the BFE has been installed prior to the date of such termination, the Seller shall be entitled, but not required, to remove all items of BFE that can be removed without damage to the Aircraft and to undertake commercially reasonable efforts to facilitate the sale of such items of BFE to other customers, retaining and applying the proceeds of such sales to reduce the Seller’s damages resulting from the termination.

18.5.2
The Buyer shall cooperate with the Seller in facilitating the sale of BFE pursuant to Clause 18.5.1 and shall be responsible for all costs incurred by the Seller in removing and facilitating the sale of such BFE. The Buyer shall reimburse the Seller for all such costs within five (5) Business Days of receiving documentation of such costs from the Seller.

18.5.3
The Seller shall notify the Buyer as to those items of BFE not sold by the Seller pursuant to Clause 18.5.1 above and, at the Seller’s request, the Buyer shall undertake to remove such items from the Seller’ facility within thirty (30) days of the date of such notice. The Buyer shall have no claim against the Seller for damage, loss or destruction of any item of BFE removed from the Aircraft and not removed from Seller’s facility within such period.

18.5.4
The Buyer shall have no claim against the Seller for damage to or destruction of any item of BFE damaged or destroyed in the process of being removed from the Aircraft, provided that the Seller shall use reasonable care in such removal.

18.5.5	The Buyer shall grant the Seller title to any BFE items that cannot be removed from the Aircraft without causing damage to the Aircraft or rendering any system in the Aircraft unusable.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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19	INDEMNIFICATION AND INSURANCE

19.1	Indemnities Relating to Inspection, Technical Acceptance Process and Ground Training

19.1.1
The Seller shall, except in case of Gross Negligence of the Buyer, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its Affiliates and each of their respective  directors, officers, agents, employees and insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

(i)	loss of, or damage to, the Seller's property;

(ii)	injury to, or death of, the directors, officers, agents or employees of the Seller;

(iii)
any damage caused by the Seller to third parties arising out of, or in any way connected with, any ground check, check or controls under Clause 6 or Clause 8 of this AGTA and/or Ground Training Services ; and

(iv)	any damage caused by the Buyer and/or the Seller to third parties arising out of, or in any way connected with, technical acceptance flights under Clause 8 of this AGTA.

19.1.2
The Buyer shall, except in case of Gross Negligence of the Seller, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates and each of their respective directors, officers, agents, employees, sub-contractors and insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

(i)	loss of, or damage to, the Buyer’s property;

(ii)	injury to, or death of, the directors, officers, agents or employees of the Buyer; and

(iii)
any damage caused by the Buyer to third parties arising out of, or in any way connected with, any ground check, check or controls under Clause 6 or Clause 8 of this AGTA and/or Ground Training Services.

19.2	Indemnities Relating to Training on Aircraft after Delivery

19.2.1
The Buyer shall, except in the case of Gross Negligence of the Seller, its directors, officers, agents and employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates and each of their respective directors, officers, agents, employees, sub-contractors and insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) incident thereto or incident to successfully establishing the right to indemnification in respect of:

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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(i)	injury to, or death of, any person (including any of the Buyer's directors, officers, agents and employees, but not directors, officers, agents and employees of the Seller); and

(ii)	loss of, or damage to, any property and for loss of use thereof (including the aircraft on which the Aircraft Training Services are performed),

arising out of, or in any way connected with, the performance of any Aircraft Training Services.

19.2.2
The foregoing indemnity shall not apply with respect to the Seller’s legal liability towards any person other than the Buyer, its directors, officers, agents or employees arising out of an accident caused solely by a product defect in the Aircraft delivered to and accepted by the Buyer hereunder.

19.3	Indemnities relating to Seller Representatives Services

19.3.1
The Buyer shall, except in case of Gross Negligence of the Seller, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates and each of their respective directors, officers, agents, employees, sub-contractors and insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

(i)	injury to, or death of, any person (except Seller’s Representatives); and

(ii)	loss of, or damage to, any property and for loss of use thereof;

arising out of, or in any way connected with the Seller’s Representatives Services.

19.3.2
The Seller shall, except in case of Gross Negligence of the Buyer, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its Affiliates and each of their respective directors, officers, agents, employees and insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of all injuries to, or death of, the Seller’s Representatives arising out of, or in any way connected with the Seller’s Representatives Services.

19.4	Insurances

To the extent of the Buyer's undertaking set forth in Clause 19.2.1, for all training periods on aircraft, the Buyer shall:

(i)
cause the Seller, its directors, officers, agents, employees, Affiliates and sub-contractors, and their respective insurers, to be named as additional insured under the Buyer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils such insurance shall include the AVN 52E Extended Coverage Endorsement Aviation Liabilities as well as additional coverage in respect of War and Allied Perils Third Parties Legal Liabilities Insurance; and

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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(ii)
with respect to the Buyer's Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Buyer's hull insurance policies to waive all rights of subrogation against the Seller, its directors, officers, agents, employees, Affiliates and sub-contractors, and their respective insurers.

Any applicable deductible shall be borne by the Buyer.

With respect to the above policies, the Buyer shall furnish to the Seller, not less than seven (7) Business Days prior to the start of any such training period, certificates of insurance from the Buyer's insurance broker(s), in English, evidencing the limit of liability cover and period of insurance in a form acceptable to the Seller certifying that such policies have been endorsed as follows:

(i)	under the Comprehensive Aviation Legal Liability Insurances, the Buyer's policies are primary and non-contributory to any insurance maintained by the Seller;

(ii)
such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) calendar days (but seven (7) calendar days or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Seller; and

(iii)
under any such cover, all rights of subrogation against the Seller, its directors, officers, agents, employees, Affiliates and sub-contractors, and their respective insurers, have been waived to the extent of the Buyer's undertaking and specifically referring to Clause 19.2.1 and to this Clause 19.4.

19.5	Notice of Claims

If any claim is made or suit is brought against either Party (or its respective directors, officers, agents, employees, Affiliates and sub-contractors) for damages for which liability has been assumed by the other Party in accordance with the provisions of this AGTA and/or the relevant Purchase Agreement, the Party against which a claim is so made or suit is so brought shall promptly give notice to the other Party, and the latter shall (unless otherwise requested by the Party against which a claim is so made or suit is so brought, in which case the other Party nevertheless shall have the right to) assume and conduct the defence thereof, or effect any settlement which it, in its opinion, deems proper.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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20	TERMINATION

20.1	Termination for Insolvency

In the event that either the Seller or the Buyer:

(a)	makes a general assignment for the benefit of creditors or becomes insolvent;

(b)	files a voluntary petition in bankruptcy;

(c)	petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets;

(d)
commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, readjustment of debt, liquidation or any other similar proceeding for the relief of financially distressed debtors;

(e)	becomes the object of any proceeding or action of the type described in (c) or (d) above and such proceeding or action remains undismissed or unstayed for a period of at ***; or

(f)	is divested of a substantial part of its assets for a period of at ***,

then the other Party may, to the full extent permitted by law, by written notice, terminate all or part of any Purchase Agreement.

20.2	Termination for Non-Payment of Predelivery Payments

If for any Aircraft the Buyer fails to make any Predelivery Payment at the time, in the manner and in the amount specified in Clause 5.3 as supplemented by the relevant Purchase Agreement, the Seller may, by written notice, terminate all or part of such Purchase Agreement with respect to undelivered Aircraft.

20.3	Termination for Failure to Take Delivery

If the Buyer fails to comply with its obligations as set forth under Clause 8 and/or Clause 9, or fails to pay the Final Price of the Aircraft, the Seller shall have the right to put the Buyer on notice to do so ***after the date of such notification.

If the Buyer has not cured such default within such period, the Seller may, by written notice, terminate all or part of the relevant Purchase Agreement with respect to undelivered Aircraft.

All costs referred to in Clause 9.2.3 and relating to the period between the notified date of delivery (as referred to in Clause 9.2.3) and the date of such termination shall be borne by the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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20.4	Termination for Default under other Agreements

If the Buyer or any of its Affiliates fails to perform or comply with any material obligation expressed to be assumed by it in this AGTA, any Purchase Agreement and/or any other agreement between the Buyer or any of its Affiliates and the Seller or any of its Affiliates and such failure is not remedied ***after the Seller has given notice thereof to the Buyer, then the Seller may, by written notice, terminate all or part of any Purchase Agreement.

20.5	General

20.5.1
To the full extent permitted by law, the termination of all or part of a Purchase Agreement pursuant to Clauses 20.1, 20.2, 20.3 and 20.4 shall become effective immediately upon receipt by the relevant Party of the notice of termination sent by the other Party without it being necessary for either Party to take any further action or to seek any consent from the other Party or any court or arbitral panel having jurisdiction.

20.5.2
The right for either Party under Clause 20.1 and for the Seller under Clauses 20.2, 20.3, and 20.4 to terminate all or part of a Purchase Agreement shall be without prejudice to any other rights and remedies available to such Party to seek termination of all or part of such Purchase Agreement before any court or arbitral panel having jurisdiction pursuant to any failure by the other Party to perform its obligations under such Purchase Agreement.

20.5.3
If the Party taking the initiative of terminating a Purchase Agreement decides to terminate part of it only, the notice sent to the other Party shall specify those provisions of such Purchase Agreement which shall be terminated.

20.5.4
In the event of termination of a Purchase Agreement following a default from the Buyer, including but not limited to a default under Clauses 20.1, 20.2, 20.3 and 20.4, the Seller without prejudice to any other rights and remedies available under this AGTA, such Purchase Agreement or by law, shall retain an amount equal to all Predelivery Payments, deposits, option fees and any other monies paid by the Buyer to the Seller under such Purchase Agreement and/or this AGTA and corresponding to the Aircraft, services, data and other items covered by such termination.

20.5.5
The termination of all or part of a Purchase Agreement pursuant to Clauses 20.1, 20.2, 20.3 and 20.4 shall be deemed to include the termination of this AGTA insofar as it relates to the Aircraft, services, data and other items covered by such termination.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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21	ASSIGNMENTS AND TRANSFERS

21.1	Assignments by Buyer

The Buyer may not sell, assign, novate or transfer its rights and obligations under this AGTA and/or any Purchase Agreement to any person without the prior written consent of the Seller.

21.2	Assignments by Seller

The Seller may at any time sell, assign, novate or transfer its rights and obligations under this AGTA and any Purchase Agreement to any person, provided such sale, assignment or transfer be notified to Buyer and shall not have a material adverse effect on any of the Buyer’s rights and obligations under this AGTA and/or any such Purchase Agreement.

21.2.1	Transfer of Rights and Obligations upon Restructuring

In the event that the Seller is subject to a corporate restructuring having as its object the transfer of, or succession by operation of law in, all or a substantial part of its assets and liabilities, rights and obligations, including those existing under this AGTA and/or any Purchase Agreement, to a person (the “Successor”) under the control of the ultimate controlling shareholders of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such restructuring shall be completed without consent of the Buyer following notification by the Seller to the Buyer in writing. The Buyer recognises that succession of the Successor to the AGTA and/or any such Purchase Agreement by operation of law, which is valid under the law pursuant to which that succession occurs, shall be binding upon the Buyer.

21.2.2	Designations by the Seller

The Seller may at any time by notice to the Buyer designate facilities or personnel of any Affiliate of the Seller at which or by whom the services to be performed under this AGTA and/or any Purchase Agreement shall be performed. Notwithstanding such designation, the Seller shall remain ultimately responsible for fulfillment of all obligations undertaken by the Seller in this AGTA and/or any such Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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22	MISCELLANEOUS PROVISIONS

22.1	Data Retrieval

The Buyer shall provide the Seller, as the Seller may reasonably request, with all the necessary data as customarily compiled by the Buyer and pertaining to the operation of the Aircraft to assist the Seller in making efficient and coordinated survey of all reliability, maintainability, operational and cost data with a view to improving the safety, availability and operational costs of the Aircraft.

22.2	Notices

All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to an authorized representative of the Party to whom the same is given or by registered mail (return receipt requested), express mail (tracking receipt requested) or by facsimile, to be confirmed by subsequent registered mail, and the date upon which any such notice or request is so personally delivered or if such notice or request is given by registered mail, the date upon which it is received by the addressee or, if given by facsimile, the date upon which it is sent with a correct confirmation printout, provided that if such date of receipt is not a Business Day notice shall be deemed to have been received on the first following Business Day, shall be deemed to be the effective date of such notice or request.

Seller’s address for notices is:

AIRBUS, S.A.S.
Attention to V. P. Contracts
1 Rond-Point Maurice Bellonte
31707 Blagnac Cedex
France

Buyer’s address for notices is:

CHINA SOUTHERN AIRLINES COMPANY LIMITED
Bai Yun Airport, Guangzhou 510405, People's Republic of China

Attention:
Mr. Dong Su Guang, Vice President
email: dongsg@cs-air.com
fax: +86-20-8665-1191

Planning Department
Mr. Zhang Chao Yang, Deputy GM of Planning Department
email: zhangcy@cs-air.com
fax: +86-20-8612-3452

Maintenance & Engineering Department
Mr. Li Ming,  Deputy GM of Maintenance & Engineering Department
email: ming-li@cs-air.com
fax: +86-20-8612-3556

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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Legal Department
Ms. Xie Mila
email: xiemila@cs-air.com
fax: +86-20-8613-2454

Finance Department
Ms. Wang Xiao Feng  email: wang-xf@cs-air.com
Mr. William Huang   email: huangwei@cs-air.com
fax: +86-20-8658-0245

or such other address or such other person as the Party receiving the notice or request may reasonably designate from time to time.

22.3	Waiver

The failure of either Party to enforce at any time any of the provisions of this AGTA and/or of any Purchase Agreement, or to exercise any right therein provided, or to require at any time performance by the other Party of any of the provisions thereof, shall in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this AGTA and/or of any such Purchase Agreement or any part thereof or the right of the other Party thereafter to enforce each and every such provision.  The express waiver (whether made one (1) or several times) by either Party of any provision, condition or requirement of this AGTA and/or of any Purchase Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

22.4	Law and Jurisdiction

22.4.1	This AGTA and any Purchase Agreement incorporating the terms of this AGTA shall be governed by and construed in accordance with the laws of England.

22.4.2
Any dispute, controversy or claim arising out of or in connection with this AGTA and/or any Purchase Agreement, including any question regarding their existence, validity or termination ("Dispute") shall be referred to and finally resolved in accordance with the following procedure.

The parties shall first attempt in good faith to resolve the Dispute by negotiation, in which case, one party shall give notice to the other of the Dispute ("Notice of Dispute"). Such Notice of Dispute shall include a summary of the subject of the Dispute and the arguments upon which that party relies.
Any Dispute not resolved by negotiation within thirty (30) calendar days following receipt of the Notice of Dispute by the other party shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce ("ICC") (the "Rules"), which Rules are deemed to be incorporated by reference into this AGTA and any Purchase Agreement.

Arbitration shall be in the English language and be administered by the International Court of Arbitration of the ICC pursuant to the Rules. The number of arbitrators shall be three. The place of arbitration shall be London, United Kingdom. The decision of the arbitral tribunal shall be final and binding on the Parties.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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22.5	Contracts (Rights of Third Parties) Act 1999

The Parties do not intend that any term of this AGTA and/or of any Purchase Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this AGTA and such Purchase Agreement.

The Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this AGTA and/or of any Purchase Agreement without the consent of any person who is not a party to this AGTA and such Purchase Agreement.

22.6	International Supply Contract

The Buyer and the Seller recognise that this AGTA is an international contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the Parties, and that the mutual agreements of the Parties set forth herein were arrived at in consideration of, inter alia, all the provisions hereof specifically including all waivers, releases and renunciations by the Buyer set out herein.

The Buyer and the Seller hereby also agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this AGTA and any relevant Purchase Agreement.

22.7	Severability

In the event that any provision of this AGTA and/or of a Purchase Agreement should for any reason be held ineffective, the remainder of this AGTA and of such Purchase Agreement shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto hereby waives any provision of law which renders any provision of this AGTA and/or of a Purchase Agreement prohibited or unenforceable in any respect.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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22.8	Alterations to Contract

This AGTA and/or any Purchase Agreement shall not be varied except by an instrument in writing of date even herewith or subsequent hereto executed by both Parties or by their duly authorised representatives.

22.9	Language

All correspondence, documents and any other written matters in connection with this AGTA and/or any Purchase Agreement shall be in English.

22.10	Counterparts

This AGTA has been executed in three (3) original copies which are in English.

Notwithstanding the above, this AGTA may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same AGTA.

22.11	Inconsistencies

22.11.1
In the event of any inconsistency between the terms of this AGTA and/or the relevant Purchase Agreement on one part and the terms contained on the other part, in either (i) the Specification, or (ii) any other Exhibit, in each such case the terms of this AGTA and/or the relevant Purchase Agreement shall prevail over the terms of the Specification or any other Exhibit.  For the purpose of this Clause 22.11.1, the term AGTA shall not include the Specification or any other Exhibit hereto.

22.11.2	If there is any inconsistency between the AGTA and any Purchase Agreement, the latter shall prevail to the extent of such inconsistency.

22.12	Confidentiality

This AGTA and any Purchase Agreement, including any Exhibits or other documents related thereto or other data exchanged between the Buyer and the Seller for the fulfilment of their respective obligations under this AGTA and/or any Purchase Agreement shall be treated by both Parties as confidential and shall not be released in whole or in part to any third party except as may be required by law, or to auditors, legal or tax advisors for the purpose of implementation hereof.

In particular, both Parties agree:

-
not to make any press release concerning the whole or any part of the contents and/or subject matter of this AGTA and/or of any Purchase Agreement without the prior written consent of the other Party hereto.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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-
that any and all terms and conditions of the transaction contemplated in this AGTA and/or any Purchase Agreement are strictly personal and exclusive to the Buyer, including in particular, but not limited to, the Aircraft pricing (the “Personal Information”). The Buyer therefore agrees to enter into consultations with the Seller reasonably in advance of any required disclosure of Personal Information to financial institutions, including operating lessors, investment banks and their agents or other relevant institutions for aircraft sale and leaseback or any other Aircraft or Predelivery Payment financing purposes (the “Receiving Party”).

Without prejudice to the foregoing, any disclosure of Personal Information to a Receiving Party shall be subject to written agreement between the Buyer and the Seller, including in particular, but not limited to:

(i)	the contact details of the Receiving Party,
(ii)	the extent of the Personal Information subject to disclosure,
(iii)	the Aircraft pricing to be provided to the Receiving Party.

Furthermore, the Buyer shall use its best efforts to limit the disclosure of the contents of this AGTA and/or any Purchase Agreement to the extent legally permissible in any filing required to be made by the Buyer with any governmental or regulatory agency.  The Buyer agrees that prior to any such disclosure or filing, the Seller and the Buyer shall jointly review and agree on the terms and conditions of the document to be filed or disclosed.

The provisions of this Clause 22.12 shall survive any termination of this AGTA and/or any Purchase Agreement for a period of five (5) years after the date of Delivery of the last Aircraft to be delivered under any Purchase Agreement.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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IN WITNESS WHEREOF this AGTA was entered into the day and year first above written.

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

CHINA SOUTHERN AIRLINES	AIRBUS S.A.S.
COMPANY LIMITED

Name:	Name:

Title:	Title:

Witnessed and acknowledged,

For and on behalf of

CHINA SOUTHERN AIRLINES GROUP
IMPORT AND EXPORT TRADING CORP., LTD.

Name:

Title:

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT A

EXHIBIT A

SPECIFICATION

The Aircraft Standard Specification is defined in the relevant Purchase Agreement.

This Exhibit A is intentionally deleted.

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EXHIBIT B

EXHIBIT B

FORM OF
SPECIFICATION CHANGE NOTICE

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EXHIBIT C

EXHIBIT C

AIRFRAME PRICE REVISION FORMULA

The Airframe Price Revision Formula is defined in the relevant Purchase Agreement.

This Exhibit C is intentionally deleted.

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CERTIFICATE OF ACCEPTANCE

In accordance with the terms of [clause [•]] of the AGTA dated [day] [month] [year] and made between CHINA SOUTHERN AIRLINES COMPANY LIMITED (the “Customer”) and AIRBUS S.A.S. as amended and supplemented from time to time (the “AGTA”), the technical acceptance tests relating to one Airbus A3[•]-[•] aircraft, bearing manufacturer’s serial number [•], and registration mark [•](the “Aircraft”) have taken place in [Blagnac/Hamburg/Tianjin].

In view of said tests having been carried out with satisfactory results, the Customer, [as agent of [insert the name of the lessor/SPC] (the “Owner”) pursuant to the [purchase agreement assignment] dated [day] [month] [year], between the Customer and the Owner] hereby approves the Aircraft as being in conformity with the provisions of the AGTA and the relevant Purchase Agreement and accepts the Aircraft for delivery in accordance with the provisions of the AGTA and the relevant Purchase Agreement.

Such acceptance shall not impair the rights that may be derived from the warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

IN WITNESS WHEREOF, the Customer, [as agent of the Owner] has caused this instrument to be executed by its duly authorised representative this _____ day of [month], [year] in [Blagnac/Hamburg].

CUSTOMER [as agent of OWNER]
Name:
Title:
Signature:

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EXHIBIT E

BILL OF SALE

Know all men by these presents that Airbus S.A.S., a Société par Actions Simplifiée existing under French law and having its principal office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE (the “Seller”), was this [day] [month] [year] the owner of the title to the following airframe (the “Airframe”), the [engines/propulsion systems] as specified (the “[Engines/Propulsion Systems]”) and [all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature], [excluding buyer furnished equipment (“BFE”),] incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:	[ENGINES/PROPULSION SYSTEMS]:

AIRBUS Model A3[•]-[•]	[Insert name of engine or propulsion system manufacturer] Model [•]

MANUFACTURER'S	ENGINE SERIAL NUMBERS:
SERIAL NUMBER: [•]	LH: [•]
RH: [•]

REGISTRATION MARK: [•]

[and [had] such title to the BFE as was acquired by it from [insert name of vendor of the BFE] pursuant to a bill of sale dated ___ [month] [year] (the “BFE Bill of Sale”)].

The Airframe, [Engines/Propulsion Systems] and Parts are hereafter together referred to as the “Aircraft”.

The Seller did this ___ day of [month] [year], sell, transfer and deliver all of its above described rights, title and interest in and to the Aircraft [and the BFE] to the following entity and to its successors and assigns forever, said Aircraft [and the BFE] to be the property thereof:

CHINA SOUTHERN AIRLINES COMPANY LIMITED
Bai Yun Airport, Guangzhou 510405, People's Republic of China,
(the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it had [(i)] good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there was conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever [and (ii) such title to the BFE as Seller has acquired from [insert name of vendor of the BFE] pursuant to the BFE Bill of Sale].

This Bill of Sale shall be governed by and construed in accordance with the laws of England

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this _____ day of [month], [year] in [Blagnac/Hamburg/Tianjing].

AIRBUS S.A.S.

Name:	Signature:
Title:

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EXHIBIT F

EXHIBIT F

SERVICE LIFE POLICY

LIST OF ITEMS

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT F

SELLER SERVICE LIFE POLICY

1	The Items covered by the Service Life Policy pursuant to Clause 12.2 are those Seller Items of primary and auxiliary structure described hereunder.

2	***

2.2	***

2.3	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT F

2.4	***

3	***

4	***

5	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

EXHIBIT G

TECHNICAL DATA INDEX

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

TECHNICAL DATA INDEX

Where applicable data will be established in general compliance with ATA 100 Information Standards for Aviation Maintenance, and the applicable provisions for digital standard of ATA Specification 2200 (iSpec2200).

The following index identifies the Technical Data provided in support of the Aircraft.

The explanation of the table is as follows:

NOMENCLATURE	Self-explanatory.

ABBREVIATED DESIGNATION (Abbr)	Self-explanatory.

AVAILABILITY (Avail)

Technical Data can be made available :

-	ON-LINE (ON) through the relevant service on AirbusWorld,
and / or

-	OFF-LINE (OFF) through the most suitable means applicable to the size of the concerned document (e.g CD or DVD).

FORMAT (Form)

Following Technical Data formats may be used:

-	SGML - Standard Generalized Mark-up Language, which allows further data processing by the Buyer.

-	XML – Extensible Mark-up Language, evolution of the SGML text format to cope with WEB technology requirements.

XML is used for data processing. Processed data shall be consulted through the e-doc Viewer FOCT – Flight Operations Consultation Tool.

 XML data may be customized using Airbus customization tools (Flight Operations Documentation Manager , ADOC) or the Buyer’s own XML based editing tools.

-	CGM – Computer Graphics Metafile, format of the interactive graphics associated with the XML and /or SGML text file delivery.

-	PDF (PDF) - Portable Document Format allowing data consultation.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

-
Advanced Consultation Tool -  refers to Technical Data consultation application that offers advanced consultation & navigation functionality compared to PDF. Both browser software & Technical Data are packaged together.

-	P1 / P2 - refers to manuals printed on one side or both sides of the sheet.

-	CD-P - refers to CD-Rom including Portable Document Format (PDF) Data.

-	CD-XML – Refers to CD-Rom including XML data

TYPE	C	CUSTOMIZED. Refers to manuals that are applicable to an individual Airbus customer/operator fleet or aircraft.

G	GENERIC. Refers to manuals that are applicable for all Airbus aircraft types/models/series.

E	ENVELOPE. Refers to manuals that are applicable to a whole group of Airbus customers for a specific aircraft type/model/series.

QUANTITY (Qty)	Self-explanatory for physical media.

DELIVERY (Deliv)
Delivery refers to scheduled delivery dates and is expressed in either the number of corresponding days prior to first Aircraft delivery, or nil (0) referring to the Delivery Date of corresponding Aircraft.

The number of days indicated shall be rounded up to the next regular revision release date.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA
Flight Crew Operating Manual	FCOM	ON	XML	C	***	***
		OFF	CD-XML	C	***	***
Flight Crew Training Manual	FCTM	ON	XML	C	***	***	FCTM is a supplement to FCOM, a “Pilot’s guide” for use in training and in operations
		OFF	CD-XML	C	***	***
Cabin Crew Operating Manual	CCOM	ON	XML	C	***	***
LR Aircraft: Basic for A340-500/-600 aircraft
A330-200/A340-300 : only for aircraft equipped with enhanced cabin (Mod 48819)
SA Aircraft: Basic for A318 and for all A319/A320/A321 equipped with new CIDS /FAP
CCOM not available for aircraft with old CIDS re-installed (A319 Mod 34898, A320 Mod 34856, A321 Mod 34997 )

		OFF	CD-XML	C	***	***
Flight Manual	FM	ON	XML	C	***	***
		OFF	CD-XML	C	***	***
		OFF	PDF	C	***	***	*PDF secure format integrated in the FOCT viewer, used for loading on board aircraft EFB, in agreement with Airworthiness Authorities.

SA = Single Aisle: A318/A319/A320/A321   /   LR = Long Range: A330/A340

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OPERATIONAL MANUALS AND DATA
Master Minimum Equipment List	MMEL	ON	XML	C	***	***
		OFF	CD-XML	C	***	***
Quick Reference Handbook	QRH	ON	XML	C	***	***
		OFF	CD-XML	C	***	***
Trim Sheet	TS	OFF	Electronic format	C	***	***	Transferred to the Buyer by electronic mail (MS Word or PDF or TIFF). Note: additional document provided by the Seller : IATA Airport Handing Manual / AHM sections 515, 516, 560.
Weight and Balance Manual	WBM	ON	XML	C	***	***
		OFF	CD-XML	C	***	***
Performance Engineer's Programs	PEP	ON	Performance Computation Tool	C	***	***	A collection of aircraft performance software tools in a common interface.
		OFF	Performance Computation Tool on CD	C	***	***
Performance Programs Manual	PPM	OFF	CD-P	C	***	***	Explains how to use the PEP & contains specific data for engineers, which are not contained in the FCOM

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS
AirN@v / Maintenance , including :
Aircraft Maintenance Manual - AMM
Illustrated Parts Catalog (Airframe)- IPC
Illustrated Parts Catalog ( Powerplant )- PIPC*
Trouble Shooting Manual - TSM
Aircraft Schematics Manual - ASM
Aircraft Wiring Lists - AWL
Aircraft Wiring Manual- AWM
Electrical Standard Practices Manual-ESPM
	AirN@v / Maintenance	ON	Advanced Consultation Tool	C	***	***
		OFF	Advanced Consultation Tool on DVD	C	***	***
Recommended basic delivery quantity
*PIPC is integrated in the SA aircraft IPC for IAE V2500 A1/A3 Engines and in the LR A340-500/-600 aircraft IPC for RR Trent 500 Engines.
For other aircraft and engine types, to be supplied by Propulsion Systems Manufacturer concurrently with the Airframe IPC.

AirN@v / Associated Data Consumable Material List – CML Standards Manual - SM Electrical Standard Practices Manual - ESPM Tool and Equipment Manual – TEM (*)	AirN@v / Associated Data	ON	Advanced Consultation Tool	G	***	***	* including Tool and Equipment Manual / Index & Support Equipment Summary data
		OFF	Advanced Consultation Tool on DVD	G	***	***
Technical Follow-up	TFU	ON	PDF	E	***	***	TFU for trouble shooting & maintenance, to be used with AirN@v
Aircraft Maintenance Manual	AMM	ON	PDF	C	***	***	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	***	***
		ON	SGML	C	***	***	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	***	***	Effective CD delivery will only take place at the time of explicit request from the Buyer

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)
Aircraft Schematics Manual	ASM	ON	PDF	C	***	***	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	***	***
		ON	SGML	C	***	***	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	***	***	Effective CD delivery will only take place at the time of explicit request from the Buyer
Aircraft Wiring List	AWL	ON	PDF	C	***	***	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgradeprogramme.
		OFF	CD-P	C	***	***
		ON	SGML	C	***	***	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	***	***	Effective CD delivery will only take place at the time of explicit request from the Buyer
Aircraft Wiring Manual	AWM	ON	PDF	C	***	***	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	***	***
		ON	SGML	C	***	***	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	***	***	Effective CD delivery will only take place at the time of explicit request from the Buyer
Consumable Material List	CML	OFF	SGML	G	***	***	Effective delivery will only take place at the time of explicit request from the Buyer
Ecam System Logic Data	ESLD	ON	PDF	E	***	***	Used for in-depth aircraft trouble shooting. Ref to SIL 31-033 for details.
		OFF	CD-P	E	***	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)
Electrical Load Analysis	ELA	OFF	PDF/MS Word Excel	C	***	***	One ELA supplied for each Aircraft, delivered one month after first Aircraft Delivery PDF File + Office automation format RTF & Excel file delivered on one single CD for ELA updating by the Buyer
Electrical Standard Practices Manual	ESPM	OFF	SGML	G	***	***	*Effective CD delivery will only take place at the time of explicit request from the Buyer
Electrical Standard Practices booklet	ESP	OFF	P2*	G	***	***	* Pocke size format booklet, which provides maintenance personnel with quick and easy access for the identification of electrical equipment and the required tooling.
Flight Data Recording Parameter Library	FDRPL	OFF	Advanced Consultation Tool on CD	E	***	***
Illustrated Parts Catalog (Airframe)	IPC	ON	PDF	C	***	***	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme.
		OFF	CD-P	C	***	***
		ON	SGML	C	***	***	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	***	***	Effective CD delivery will only take place at the time of explicit request from the Buyer
Illustrated Parts Catalog (Powerplant)	PIPC	ON	PDF	C	***	***
Integrated in the SA aircraft IPC for IAE V2500 A1/A3 Engines .
Integrated in the LR A340-500/-600 aircraft IPC for RR Trent 500 Engines.
*For other aircraft and engine types, supplied by Propulsion Systems Manufacturer concurrently with the Airframe IPC.

		OFF	CD-P	C	***	***
AirN@v / Planning , including Maintenance Planning Document – MPD	AirN@v/ Planning	ON	Advanced Consultation Tool	E	***	***
In addition to MPD in AirN@v consultable format, AirN@v / Planning includes additional MPD files in the following downloadable formats:  - PDF format
- MS XLS ( Excel) format
- TSDF / Text Structured Data File format (specific ASCII for MIS and Database upload )
-  SGML format for further processing
Life Limited Parts information is included in the Airworthiness Limitation Section (ALS)

		OFF	Advanced Consultation Tool on DVD	E	***	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit G	Page 8/15
CT0803291		Private & Confidential

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MAINTENANCE AND ASSOCIATED MANUALS (Cont’d)
Maintenance Review Board Report – MRBR Airworthiness Limitation Section – ALS	MRBR ALS	ON	PDF	E	***	***
The latest revisions of individual MRB Report and ALS documents are available shortly after approval on AirbusWorld Maintenance & Engineering site, under “ Prepare Maintenance Programme”,  "Demonstrate compliance with airworthiness limitations" tab, with aircraft operators being informed through a dedicated OIT.

Tool & Equipment Bulletins	TEB	ON	PDF	E	***	***
Tool and Equipment Drawings	TED	ON	Advanced Consultation Tool	E	***	***	These drawings include the Seller’s and Suppliers’ equipment drawings, except for the Seller’s and Suppliers’ proprietary items
AirN@v / Engineering , including:
Airworthiness Directives - AD
European Airworthiness Directives - EUAD
( incl. French DGAC AD’s)
All Operator Telex - AOT
Operator Information Telex - OIT
Flight Operator Telex - FOT
Modification - MOD
Modification Proposal - MP
Service Bulletin - SB
Service Information Letter - SIL
Technical Follow-Up - TFU
Vendor Service Bulletin - VSB
	AirN@v/ Engineering	ON	Advanced Consultation Tool	C	***	***	AirN@v Engineering is an electronic index used for identification of the references and links between the Seller’s and Suppliers’ engineering documents
		OFF	Advanced Consultation Tool on DVD	C	***	***
Trouble Shooting Manual	TSM	ON	PDF	C	***	***	* PDF will be discontinued in 2010 after implementation of the AirN@v / Maintenance Technical Data upgrade programme
		OFF	CD-P	C	***	***
		ON	SGML	C	***	***	Available from the Technical Data Download Service on AirbusWorld (Graphics in CGM, compliant with iSpec 2200 )
		OFF	SGML	C	***	***	Effective CD delivery will only take place upon the Buyer’s express request.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit G	Page 9/15
CT0803291		Private & Confidential

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
STRUCTURAL MANUALS
AirN@v / Repair , including: Structural Repair Manual (*) - SRM Non Destructive Testing Manual - NTM	AirN@v / Repair	ON	Advanced Consultation Tool	E	***	***
AirN@v / Repair includes:
•  For SA aircraft, one  specific SRM for each A318, A319, A320, A321, one SA aircraft common NTM,
•  For LR aircraft, one SRM and NTM for A340-200/-300,  one SRM and NTM for A340-500/-600.
*Nacelle repair data are integrated in the Airframe SRM for A318 PW6000 and A340-500/-600 RR Trent  aircraft. For all other SA and LR aircraft and engine types, the Nacelle SRM shall be supplied by the relevant Propulsion System Supplier.

		OFF	Advanced Consultation Tool on DVD	E	***	***
Structural Repair Manual	SRM	ON	SGML	E	***	***	*Upon request only.
		OFF	SGML	E	***	***
Non Destructive Testing Manual	NTM	ON	SGML	E	***	***	*Upon request only.
		OFF	SGML	E	***	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit G	Page 10/15
CT0803291		Private & Confidential

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
OVERHAUL DATA
AirN@v / Workshop, including: Component Maintenance Manual Manufacturer - CMMM Duct Fuel Pipe Repair Manual - DFPRM	AirN@v / Workshop	ON	Advanced Consultation Tool	E	***	***	DFPRM first issue in AirN@v / Workshop planned 2nd half 2009
		OFF	Advanced Consultation Tool on DVD	E	***	***
Component Maintenance Manual Manufacturer CMMM	CMMM	ON	SGML	E	***	***	*Upon request only. Fallback solution to AirN@v / Workshop
		OFF	SGML	E	***	***
Component Maintenance Manual Vendor	CMMV	OFF	CD-P	E	***	***	* Vendor Supply in digital PDF format .
		ON	PDF	E	***	***	Available from the “Supplier Technical Documentation On-Line Service” in AirbusWorld
Component Documentation Status	CDS	OFF	CD	C	***	***	Revised until 180 days after first Aircraft Delivery
Component Evolution List	CEL	ON	PDF	G	***	***
		OFF	CD-P	G	***	***	Delivered as follow-on to CDS.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit G	Page 11/15
CT0803291		Private & Confidential

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
ENGINEERING DOCUMENTS
Mechanical Drawings, including the Drawing Picture, Parts List / Parts Usage	MD	ON	Advanced Consultation Tool	C	***	***
Seller Installation, Assembly and Detailed part Drawings for Structure & System installations, fitted  on the Buyer’s fleet or Aircraft . They cover the Aircraft “as designed”, ie in its original configuration at first Aircraft Delivery.
Repair drawings are supplied upon specific Buyer request.
Buyer’s queries shall be issued in connection with an approved document: SB, SRM or RAS (Repair Assessment Sheet)
Mechanical Drawings include:
2D Drawing sheets
Parts List / Parts Usage (in PDF).

Standards Manual	SM	ON	SGML	G	***	***	Effective delivery will only take place at the time of explicit request from the Buyer.
		OFF	SGML	G	***	***
Process and Material Specification	PMS	ON	PDF	G	***	***
		OFF	CD-P	G	***	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit G	Page 12/15
CT0803291		Private & Confidential

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS
Airplane Characteristics for Airport Planning - AC Maintenance Facility Planning - MFP	AC/MFP	ON	PDF	E	***	***	Available On-Line in AirbusWorld
		OFF	CD-P	E	***	***	Grouped on one single CD Fallback solution to the on-line AC / MFP
ATA 100 Index	ATI	ON	PDF	E	***	***	6 Digits ATA 100 Index
C@DETS /Technical Data Training Courseware and Software	C@DETS	ON	Advanced Consultation Tool on CD	G	***	***
Technical Data self-tutorial training which provides basic familiarization tailored for Maintenance and Engineering personnel.
It is AirN@v Services oriented and available on AirbusWorld for downloading by module as required.

		OFF	Advanced Consultation Tool	G	***	***
Aircraft Recovery Manual	ARM	ON	PDF	E	***	***
		OFF	CD-P	E	***	***
Aircraft Rescue & Firefighting Chart	ARFC	ON	PDF	E	***	***	Chart can be downloaded from AirbusWorld either in TIFF or PDF format
		OFF	P1	E	***	***	Full size charts, which are available in poster format (530 x 640 mm)
Cargo Loading System Manual	CLS	ON	PDF	E	***	***
		OFF	CD-P	E	***	***	One CLS per delivered Aircraft
List of Effective Technical Data	LETD	ON	PDF	C	***	***
The LETD provides, for each Technical Data, information about:
-   Applicable issue and revision date,
-   Shipping information with search functions by manual or delivery address criteria,
-  Tracking of shipments through the Carrier Website.

List of Radioactive and Hazardous Elements	LRE	ON	PDF	G	***	***
		OFF	CD-P	G	***	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit G	Page 13/15
CT0803291		Private & Confidential

EXHIBIT G

NOMENCLATURE	Abbr	Avail	Form	Type	Qty	Deliv	Comments
MISCELLANEOUS PUBLICATIONS
Live Animal Transportation Calculation Tool	LATC	ON	Advanced Calculation Tool	E	***	***
Available for A340-500/-600 aircraft .
Electronic format, which includes a software tool to calculate the loads of various live animals which can be transported in cargo compartments under known environmental conditions
Remark : LTM (Live Stock Transportation Manual) replaced by LATC, migration for LR aircraft :Jul 09, for SA aircraft : Oct 09

Live Animal Transportation Calculation Tool	LATC	OFF	Advanced Calculation Tool on CD	E	***	***
Service Bulletins	SB	ON	Advanced Consultation Tool	C	***	***	Full SB content and SB search functions are available from AirN@v / Engineering on AirbusWorld
		OFF	CD-P	C	***	***	CD available for simplified SBs only
Supplier Product Support Agreements 2000	SPSA	ON	PDF	G	***	***
Contains all SSC’s Supplier Support Conditions and current GCP 2000 Issue 04 Agreements ratified by Airbus Suppliers .
It specifies :
- Airbus Support Standards
- The individual Suppliers’ contractual Support commitments

Transportability Manual	TM	OFF	CD-P	G	***	***
Vendor Information Manual + Aircraft On Ground & Repair Guide	VIM + AOG & RG	ON	Advanced Consultation Tool	G	***	***
Combined Vendor Information Manual and Aircraft On Ground & Repair Guide. It supplies information on Supplier Support locations, Repair Stations, stock locations and distributors around the world for Airbus Customers.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit G	Page 14/15
CT0803291		Private & Confidential

EXHIBIT H

EXHIBIT "H"

MATERIAL

SUPPLY AND SERVICES

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit H	Page 1/19
CT0803291		Private & Confidential

EXHIBIT H

1.	GENERAL

1.1	Scope of Material Support

1.1.1	This Exhibit “H” defines the terms and conditions for the support services that may be offered by the Seller to the Buyer in the following areas:

-	Initial provisioning data and Material,
-	Replenishment of Material,
-	Lease of certain Seller Parts,
-	Loan of Ground Support Equipment and Specific (To Type) Tools,
-	Repair of certain Seller Parts.

1.1.2	References made to Articles shall refer to articles of this Exhibit "H" unless otherwise specified.

1.1.3
Notwithstanding the definition set forth in Clause 12.3.1 of the AGTA and for the exclusive purpose of this Exhibit “H”, the term “Supplier” shall mean any supplier providing any of the Material listed in Article 1.2.1 hereunder (each a “Supplier Part”).

1.2	Material Categories

1.2.1	Material covered by this Exhibit “H” is classified into the following categories (hereinafter individually and collectively referred to as "Material"):

(i)	Seller Parts (Seller's proprietary Material bearing a part number of the Seller or Material for which the Seller has the exclusive sales rights);

(ii)	Supplier Parts classified as Repairable Line Maintenance Parts (in accordance with SPEC 2000);

(iii)	Supplier Parts classified as Expendable Line Maintenance Parts (in accordance with SPEC 2000);

(iv)	Ground Support Equipment and Specific (To Type) Tools;

(v)	Hardware and standard material, when provided as a package;

(vi)	Consumables and raw material, when provided as a package.

Material covered under Articles 1.2.1 (v) and 1.2.1 (vi) is available only when supplied as a package as part of the initial provisioning of Material.

1.2.2
Propulsion Systems, engine exchange kits, their accessories and parts, including associated parts, are not covered under this Exhibit "H" and shall be subject to direct agreements between the Buyer and the relevant Propulsion System Manufacturer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CT0803291		Private & Confidential

EXHIBIT H

1.3	Term

During a period ***(the "Term"), the Seller shall maintain, or cause to be maintained, a stock of Seller Parts as defined in 1.2.1 (i) as the Seller deems reasonable and shall furnish at *** prices Seller Parts adequate to meet the Buyer’s needs for maintenance of the Aircraft.

The Seller shall use its *** efforts to obtain a similar service from all Suppliers of Supplier Parts as set forth under Articles 1.2.1 (ii) and (iii) that were originally installed on the Aircraft at Delivery.

1.4	Airbus Spares Support and Services

1.4.1
The Seller has established its spares headquarters in Hamburg, Germany (the "Airbus Spares Center") and shall, during the Term, maintain, or have maintained on its behalf, a central store of Seller Parts.

1.4.2	The Airbus Spares Center is operated twenty-four (24) hours per day, seven (7) days per week.

1.4.3
For efficient and rapid deliveries, the Seller and its Affiliates operate a global network of regional satellite stores (“Regional Satellite Stores”), a list of which may be communicated to the Buyer upon request.

The Seller reserves the right to effect deliveries from the Airbus Spares Center, from any of the Regional Satellite Stores or from any other production or Suppliers' facilities.

1.5	Customer Order Desk

The Seller has set up a dedicated “Customer Order Desk”, the main functions of which are:

- Management of order entries for all priorities, including AOG;
- Management of order changes and cancellations;
- Administration of Buyer’s routing and shipping instructions;
- Administration of Material returns;
- Clarification of delivery discrepancies;
- Issuance of credit and debit Notes.

The Buyer may communicate with the Customer Order Desk by means of telephone, fax, SITA message, SPEC 2000, e-mail or via the Internet.

1.6	Customer Spares Support Representative

The Seller shall assign *** customer spares support representative based at the Airbus Spares Center to assist with, and coordinate, spares support matters between the Seller and the Buyer after signature of the relevant Purchase Agreement for as long as one Aircraft covered under the relevant Purchase Agreement is operated by the Buyer.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit H	Page 3/19
CT0803291		Private & Confidential

EXHIBIT H

1.7	Agreements of the Buyer

1.7.1
The Buyer agrees to purchase from the Seller or its licensee(s) (“Licensees”) the Seller Parts required for the Buyer's own needs during the Term, provided that the provisions of this Article 1.7 shall not in any way prevent the Buyer from resorting to the Seller Parts stocks of other operators of the same aircraft type or model or from purchasing Seller Parts from said operators or from distributors, provided said Seller Parts have been originally designed by the Seller and manufactured by the Seller or its Licensee(s).

1.7.2	The Buyer may manufacture, or have manufactured, for its own use and without paying any license fee to the Seller, parts equivalent to Seller Parts only:

1.7.2.1	after expiration of the Term, if at such time the Seller Parts are out of stock,

1.7.2.2
at any time, to the extent that Seller Parts are needed to perform confirmed aircraft on ground (“AOG”) repairs upon any Aircraft delivered under the relevant Purchase Agreement and are not available from the Seller, its Licensees or other approved sources within a lead time shorter than or equal to the time in which the Buyer can procure such Seller Parts, and provided the Buyer shall not sell such Seller Parts,

1.7.2.3	in those instances when a Seller Part is identified as "Local Manufacture" in the Illustrated Parts Catalog (IPC).

1.7.3.1
The rights granted to the Buyer in Article 1.7.2 shall not in any way be construed as a license, nor shall they in any way obligate the Buyer to the payment of any license fee or royalty, nor shall they in any way be construed to affect the rights of third parties.

1.7.3.2
Furthermore, in the event of the Buyer manufacturing or having manufactured any parts, subject to the conditions of Article 1.7.2, such manufacturing and any use made of the manufactured parts shall be under the sole liability of the Buyer and the consent given by the Seller shall not be construed as express or implicit approval howsoever either of the Buyer or of the manufactured parts.

It shall further be the Buyer’s sole responsibility to ensure that such manufacturing is performed in accordance with the relevant procedures and Aviation Authority requirements.

THE SELLER SHALL NOT BE LIABLE FOR, AND THE BUYER SHALL INDEMNIFY THE SELLER AGAINST, ANY CLAIMS FROM ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT OR NON-CONFORMITY OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY MANUFACTURING OF ANY PART UNDERTAKEN BY THE BUYER, OR CAUSED TO BE UNDERTAKEN BY THE BUYER, UNDER ARTICLE 1.7.2 OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS EXHIBIT “H”, WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT H

1.7.4
The Buyer shall allocate, or cause to be allocated, its own partnumber to any part manufactured, or caused to be manufactured, in accordance with Article 1.7.2 above. The Buyer shall under no circumstances be allowed to use, or cause to be used, the Airbus partnumber of the Seller Part to which such manufactured part is equivalent.

1.7.5	Notwithstanding any right provided to the Buyer under Article 1.7.2, the Buyer shall not be entitled to sell or loan any part manufactured under the provisions of Article 1.7.2 to any third party.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit H	Page 5/19
CT0803291		Private & Confidential

EXHIBIT H

2.	INITIAL PROVISIONING AND REPLENISHMENT

2.1	Initial Provisioning

2.1.1	Period

The Initial Provisioning Period is defined ***.

2.1.2	Pre-Provisioning Meeting

2.1.2.1
The Seller shall organize a pre-provisioning meeting (“Pre-Provisioning Meeting”) at the Airbus Spares Center, or any other location as may be mutually agreed, for the purpose of defining an acceptable schedule and working procedure to accomplish the initial provisioning (hereinafter “Initial Provisioning”) of Material (the “Initial Provisioning Material”).

During the Pre-Provisioning Meeting, the Seller shall familiarize the Buyer with the provisioning process, methods and formulae of calculation and documentation.

2.1.2.2	The date of the meeting shall be mutually agreed upon, allowing a minimum preparation time of eight (8) weeks for the Initial Provisioning Conference referred to in Article 2.1.3 below.

2.1.3	Initial Provisioning Conference

The Seller shall organize an Initial Provisioning conference (“Initial Provisioning Conference”) at the Airbus Spares Center.

At the request of the Buyer, the Seller shall invite major Suppliers, as mutually agreed upon during the Pre-Provisioning Meeting, to participate in the conference.

Such conference shall take place at the earliest *** after Manufacturer Serial Number allocation, Buyer Furnished Equipment selection or Contractual Definition Freeze, whichever occurs last.

2.1.4	Initial Provisioning Data

2.1.4.1
Initial Provisioning data elements generally in accordance with SPEC 2000, Chapter 1, ("Initial Provisioning Data") for Material defined in Articles 1.2.1 (i) through 1.2.1 (iii) shall be supplied by the Seller to the Buyer in English language, in a form, format and timeframe to be mutually agreed upon during the Pre-Provisioning Meeting.

The Seller shall have obtained from Suppliers agreements to prepare and issue for their own products such Initial Provisioning Data as provided above.

2.1.4.1.1	The Initial Provisioning Data shall be revised ***, up to the end of the Initial Provisioning Period.

2.1.4.1.2
The Seller shall ensure that Initial Provisioning Data is provided to the Buyer in due time to give the Buyer sufficient time to perform any necessary evaluation and allow the on-time delivery of any ordered Material.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit H	Page 6/19
CT0803291		Private & Confidential

EXHIBIT H

2.1.4.1.3	Initial Provisioning Data generated by the Seller and supplied to the Buyer shall comply with the configuration of the Aircraft as documented *** before the date of issue.

This provision shall not cover:
-	Buyer modifications not known to the Seller,
-	other modifications not approved by the Seller’s Aviation Authority.

2.1.4.2	Supplier-Supplied Data

Initial Provisioning Data corresponding to Supplier Parts (both initial issue and revisions) shall be transmitted to the Buyer through the Seller and/or the corresponding Supplier, it is however agreed and understood by the Buyer that the Seller shall not be responsible for the substance, accuracy and quality of such data.

2.1.4.3	Supplementary Data

The Seller shall provide the Buyer with supplementary data to the Initial Provisioning Data. This shall include Local Manufacture Tables (X-File), Ground Support Equipment, Specific-to-type Tools (W-File) and a Pool Item Candidate List (Y-File).

2.1.5	Commercial Offer

Upon the Buyer’s request, the Seller shall submit a commercial offer for Material as defined in Articles 1.2.1 (i) through 1.2.1 (vi) mutually agreed as being Initial Provisioning Material.

2.1.6	Delivery of Initial Provisioning Material

2.1.6.1
During the Initial Provisioning Period, Initial Provisioning Material shall conform to the latest known configuration standard of the Aircraft for which such Initial Provisioning Material is intended and to the Initial Provisioning Data transmitted by the Seller.

2.1.6.2
Provided such orders are received by the Seller in accordance with the leadtime published in the Seller’s Spare Parts Price Catalog, the Seller shall use its reasonable efforts to deliver Initial Provisioning Material as per Article 1.2.1 (i) of this Exhibit “H” against the Buyer’s orders and according to the following schedule:

(a)	at least *** of the ordered quantity of each item for which the Buyer has placed Initial Provisioning orders for Material defined in Article 1.2.1 (i) above, *** before Delivery of the first Aircraft;

(b)	at least *** of the ordered quantity of each item for which the Buyer has placed Initial Provisioning orders for Material defined in Article 1.2.1 (i) above, *** before Delivery of the first Aircraft;

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit H	Page 7/19
CT0803291		Private & Confidential

EXHIBIT H

(c)
***of the ordered quantity of each item for which the Buyer has placed Initial Provisioning orders for Material, as defined in Article 1.2.1 (i) above, *** after Delivery of the first Aircraft. If said *** cannot be accomplished, the Seller shall endeavor to have such items available at its facilities for immediate supply, in case of an AOG.

2.1.6.3
The Buyer may, subject to the Seller's agreement, cancel or modify Initial Provisioning orders placed with the Seller, with no cancellation charge, provided such modification or cancellation occurs no later than the published lead-time before the scheduled delivery of said Material.

2.1.6.4	The delivery of Material described in Articles 1.2.1 (ii) through (vi) shall take place as set forth in Article 2.2 hereof.

2.1.7	Initial Provisioning Data for ***

If the Seller has granted the Buyer ***

2.1.8	Buy-Back

2.1.8.1	Buy-Back of Obsolete Parts

The Seller agrees to buy back unused Seller Parts as per Article 1.2.1 (i) (“Buy Back”) which become obsolete before Delivery of the first Aircraft to the Buyer as a result of mandatory modifications required by the Seller's Aviation Authorities, subject to the following:

a)	The Seller Parts involved shall be those, which the Buyer is directed by the Seller to scrap or dispose of and which cannot be reworked, modified or repaired to satisfy the revised standard;

b)
The Seller shall credit to the Buyer the purchase price paid by the Buyer for any such obsolete parts, provided that the Seller's liability in this respect does not extend to quantities in excess of the Seller's Initial Provisioning recommendation;

c)	The Seller shall use its reasonable efforts to obtain for the Buyer the same protection from Suppliers for Supplier Parts.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT H

2.1.8.2	Buy-Back Period and Buy-Back of Initial Provisioning Surplus Material

a)	The Buy-Back Period is defined as the period starting *** Delivery of the first Aircraft to the Buyer.

b)
At any time during the Buy-Back Period, the Buyer shall have the right to return to the Seller any Seller Parts as per Article 1.2.1 (i) or Supplier Parts as per Article 1.2.1 (ii), subject to the conditions defined hereunder.

c)	A part as set forth in Article b) above shall be eligible for Buy-Back if:

i)	The part is unused and undamaged and is accompanied by the Seller's original documentation (tag, certificates);

ii)
The Seller originally provided the Buyer with a positive Initial Provisioning recommendation for the part at the time of purchase based upon a maximum protection level of *** and a maximum transit time of ***;

iii)	The part was purchased for Initial Provisioning purposes by the Buyer directly from the Seller;

iv)	The part is not shelf life limited, nor does it contain any shelf life limited components with less than *** shelf life remaining when returned;

v)	The parts are returned to the Seller by the Buyer so the parts have effectively been received and accepted by the Seller before the end of the Buy-Back Period.

d)	If a part is accepted for Buy-Back, the Seller shall credit the Buyer as follows:

-	For Seller Parts as per Article 1.2.1 (i) the Seller shall credit the Buyer ***of the price originally paid;

-	For Supplier Parts as per Article 1.2.1 (ii) the Seller shall credit the Buyer *** of the original Supplier list price valid at the time of order placement.

e)
In the event of the Buyer electing to procure Material in excess of the Seller's recommendation, the Buyer shall notify the Seller thereof in writing, with due reference to the present Article. The Seller's acknowledgement and agreement in writing shall be necessary before any Material in excess of the Seller's Initial Provisioning recommendation shall be considered for Buy-Back.

f)
It is expressly understood and agreed that all credits described in Article 2.1.8.2 (d) shall be provided by the Seller to the Buyer exclusively by means of credit notes to the Buyer's spares account with the Seller.

g)
Transportation costs for the agreed return of Material under this Article 2.1.8.2 shall be borne by the Seller, provided that the Buyer has used its reasonable efforts to reduce the cost of transportation.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT H

2.2	REPLENISHMENT AND DELIVERY

2.2.1	General

For the purpose of clarification, it is expressly stated that the provisions of Article 2.2.2 do not apply to Initial Provisioning Data and Material as described in Article 2.1. Delivery conditions shall be as set forth in Article 4.1.1.

2.2.2	Lead times

In general, lead times shall be in accordance with the provisions of the latest edition of the  "World Airlines and Suppliers' Guide".

2.2.2.1	Seller Parts as per Article 1.2.1 (i) listed in the Seller's Spare Parts Price Catalog or on AirbusSpares can be dispatched within the lead times published in the Seller’s Spare Parts Price Catalog.

Lead times for Seller Parts as per Article 1.2.1 (i), which are not published in the Seller's Spare Parts Price Catalog or on AirbusSpares, shall be quoted upon request.

2.2.2.2	Material defined in Articles 1.2.1 (ii) through 1.2.1 (vi) can be dispatched within the Supplier's lead time augmented by the Seller's own order and delivery administration time.

2.2.2.3	Expedite Service

The Seller shall provide a twenty-four (24) hours a day / seven (7) days a week expedite service to provide for the supply of critically required parts (the “Expedite Service”).

2.2.2.3.1
The Expedite Service is operated in accordance with the "World Airlines and Suppliers Guide" and the Seller shall notify the Buyer of the action taken to satisfy an expedite order received from the Buyer within:

-	four (4) hours after receipt of an AOG (Aircraft On Ground) Order,
-	twenty-four (24) hours after receipt of a Critical Order (imminent AOG or work stoppage),
-	*** after receipt of an Expedite Order (urgent stock replenishment).

2.2.2.3.2
The Seller shall deliver Material requested by the Buyer by telephone on an AOG basis only if such request is confirmed by a subsequent purchase order from the Buyer by the end of the next Business Day.

2.2.3	Delivery Status

The Seller shall make available to the Buyer on the AirbusSpares a “Delivery Status Report”.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit H	Page 10/19
CT0803291		Private & Confidential

EXHIBIT H

2.2.4	Shortages, Overshipments, Non-Conformity in Orders

2.2.4.1	The Buyer shall, *** pursuant to a purchase order, advise the Seller:

a)	of any alleged shortages or overshipments,

b)	of any non-conformities of delivered Material.

In the event of the Buyer not having advised the Seller of any such alleged shortages, overshipments or non-conformity within the above-defined period, the Buyer shall be deemed to have accepted the delivery.

2.2.4.2
In the event of the Buyer reporting overshipments or non-conformity to the specifications within the period defined in Article 2.2.4.1 the Seller shall, if the Seller recognizes such overshipment or non-conformity, either replace the concerned Material or credit the Buyer for the returned Material, if the Buyer chooses to return the Material subject of an overshipment or non-conformity. ***

2.2.5	Packaging

All Material shall be packaged in accordance with ATA 300 Specification.

2.2.6	Cessation of Deliveries

The Seller reserves the right to restrict, stop or otherwise suspend deliveries if the Buyer fails to meet its obligations defined in Articles 4.2 through 4.4.

2.2.7	Material Consumption Data

The Buyer undertakes to provide periodically to the Seller a quantitative list of the Material used for maintenance and overhaul of the Aircraft. Such list shall cover Material used for both scheduled and unscheduled maintenance. The format and frequency of this list shall be as mutually agreed between the Seller and the Buyer during the Initial Provisioning Conference.

2.3	Warranties

2.3.1	Seller Parts

Subject to the limitations and conditions as hereinafter provided, the Seller warrants to the Buyer that all Seller Parts as per Article 1.2.1 (i) shall at delivery to the Buyer:

(i)	be free from defects in material,

(ii)	be free from defects in workmanship, including without limitation processes of manufacture,

(iii)	be free from defects arising from failure to conform to the applicable specification for such part.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CT0803291		Private & Confidential

EXHIBIT H

2.3.2	Warranty Period

2.3.2.1	The warranty period for Seller Parts is *** for new Seller Parts and *** for used Seller Parts from delivery of such parts to the Buyer.

2.3.2.2
Whenever any Seller Part, which contains a defect for which the Seller is liable under Clause 2.3, has been corrected, replaced or repaired pursuant to the terms of this Clause 2.3, the period of the Seller's warranty with respect to such corrected, repaired or replacement Seller Part, whichever the case may be, shall be the remaining portion of the original warranty or ***.

2.3.3	Buyer's Remedy and Seller's Obligation

The Buyer's remedy and Seller's obligation and liability under this Article 2.3 are limited to the repair, replacement or correction, at the Seller's expense and option, of any Seller Part that is defective.

The Seller may alternatively furnish to the Buyer’s account with the Seller a credit equal to the price at which the Buyer is entitled to purchase a replacement for the defective Seller Part.

The provisions of Clauses 12.1.5 through 12.1.11 of the AGTA shall apply to this Article 2.3 of this Exhibit "H".

2.3.4	Supplier Parts

With respect to Supplier Parts to be delivered to the Buyer under this Exhibit H, the Seller agrees to transfer to the Buyer any warranties which the Seller may have obtained from the corresponding Suppliers.

2.3.5	Waiver, Release and Renunciation

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED HEREIN FOR THE PURPOSES OF THIS EXHIBIT H) AND REMEDIES OF THE BUYER SET FORTH IN THIS ARTICLE 2.3 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT OF ANY KIND, IN ANY MATERIAL AND/OR SERVICES DELIVERED UNDER THIS AGTA AND/OR THE RELEVANT PURCHASE AGREEMENT, INCLUDING BUT NOT LIMITED TO:

A.	ANY WARRANTY AGAINST HIDDEN DEFECTS;

B.	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

C.	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE;

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CT0803291		Private & Confidential

EXHIBIT H

D.	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND

E.
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, MATERIAL, LEASED PART, SOFTWARE, DATA OR SERVICES DELIVERED UNDER THIS AGTA AND/OR THE RELEVANT PURCHASE AGREEMENT, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES;

PROVIDED THAT IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE THE REMAINDER OF THIS AGTA AND OF THE RELEVANT PURCHASE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

FOR THE PURPOSES OF THIS ARTICLE 2.3.5, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUBCONTRACTORS, AND AFFILIATES.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CT0803291		Private & Confidential

EXHIBIT H

3.	OTHER MATERIAL SUPPORT

3.1	Seller Parts Leasing

3.1.1	General

The Seller offers the Buyer the option to lease Seller Parts as listed in Appendix A to this Exhibit “H” (hereinafter collectively "Leased Parts" or individually a "Leased Part").

For the purposes of this Article 3.1, the term "Lessor" refers to the Seller and the term "Lessee" refers to the Buyer.

3.1.1.1
The terms and conditions of the lease of Leased Parts as set forth in this Article 3.1 shall be supplemented by the conditions as published annually by the Lessor in the ”Airbus Spare Parts Price Catalogue and Repair Guide”.

3.1.1.2	The Lessor shall provide the Lessee with copies of the current version of such Airbus Proprietary Parts Repair Guide on an annual basis.

3.1.1.3
The terms and conditions set out in said document shall prevail over all other terms and conditions appearing on any order form or other document pertaining to Leased Parts, with the exception of this Article 3.1, which, for the avoidance of doubt, shall prevail in the event of any inconsistency between this Article and the Airbus Proprietary Parts Repair Guide.

3.1.1.4
Additional Seller Parts not listed in Appendix A to this Exhibit “H” may be available for lease by the Lessor to the Lessee under terms and conditions as described in the latest version of the Airbus Proprietary Parts Repair Guide.

3.1.1.5	Capitalized terms used in this Article 3.1 and not otherwise defined in this Exhibit “H” shall have the meanings assigned thereto in the Airbus Proprietary Parts Repair Guide.

3.1.2	Title

Title to each Leased Part shall remain with the Lessor at all times unless the Lessee exercises its option to purchase, in which case title shall pass to the Lessee upon receipt by the Lessor of the payment for the purchased Leased Part.  The terms and conditions of the purchasing of said Leased Parts shall be as published by the Lessor in the then current version of the Airbus Proprietary Parts Repair Guide.

3.1.3	Warranties

3.1.3.1	The Lessor warrants that each Leased Part shall at the time of delivery be free from defects in material and workmanship that could materially impair the utility of the Leased Part.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CT0803291		Private & Confidential

EXHIBIT H

3.1.3.2	Warranty and Notice Periods

The Lessee's remedy and the Lessor's obligation and liability under this Article 3.1.3, with respect to each defect, are conditional upon:

(i)	the defect having become apparent to the Lessee within the Lease Period; and

(ii)	the Lessee returning as soon as practicable to the return location specified in the applicable Lease, or such other place as may be mutually agreed upon, the Leased Part claimed to be defective; and

(iii)
the Lessor having received written notice of the defect from the Lessee within thirty (30) days after the defect became apparent to the Lessee, with reasonable proof that the claimed defect is due to a matter embraced within the Lessor's warranty under this Article 3.1.3 and that such defect did not result from any act or omission of the Lessee, including but not limited to any failure to operate or maintain the Leased Part claimed to be defective or the Aircraft in which it was installed in accordance with applicable Aviation Authority requirements  and the Lessor's applicable written instructions.

3.1.3.3	Lessee's Remedy and Lessor's Obligation

The Lessee's remedy and the Lessor's obligation and liability under this Article 3.1.3  are limited to the repair or correction of any Leased Part in which a defect appears, or, as may be mutually agreed, the replacement of such Leased Part with a similar part free from defect.

Any replacement part furnished under this Article 3.1.3.3 shall be deemed to be the Leased Part so replaced.

3.1.3.4	Suspension and Transportation Costs

3.1.3.4.1
If a Leased Part covered by this Article 3.1.3 is found to be defective, the Lease period as defined under the Airbus Proprietary Parts Repair Guide (the “Lease Period”) and the Lessee's obligation to pay rental charges shall be suspended from the date upon which the Lessee notifies the Lessor of such defect until the date upon which the Lessor has repaired, corrected or replaced the defective Leased Part, provided however that the Lessee has, promptly after giving such notice to the Lessor, withdrawn such defective Leased Part from use. If the defective Leased Part is replaced, such replaced part shall be deemed to no longer be a Leased Part under the Lease as of the date upon which such part was received by the Lessor at the return location specified in the applicable Lease.

3.1.3.4.2	All transportation and insurance costs of returning the defective Leased Part and returning the repaired, corrected or replacement part to the Lessee shall be borne by the Lessor.

3.1.3.5	Wear and Tear

Normal wear and tear and the need for regular maintenance and overhaul shall not constitute a defect or non-conformity under this Article 3.1.3.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CT0803291		Private & Confidential

EXHIBIT H

3.1.3.6	Waiver, Release and Renunciation

It is agreed that Article 2.3.5 hereof “Waiver, Release and Renunciation” shall apply to the Material support to be provided under the present Article 3.1.

3.2	Tools and Ground Support Equipment

The Seller shall provide the Buyer with a range of Ground Support Equipment and Tools, as defined in 1.2.1 (iv), support services including:

-	Sale of single tools;

-	Sale of tool packages;

-	Loan of tooling for Airbus Aircraft.

The terms and conditions applicable to such services shall be as published by the Seller on an annual basis in its “Tools for Loan Catalog”. The Seller shall provide the Buyer with copies of this publication on an annual basis.

3.3	Seller Parts Repair

The Seller may offer the Buyer a service whereby the Seller shall manage the repair of Seller Parts as defined in Article 1.2.1 (i) above.

The full terms, conditions and guarantees for the repair of said Seller Parts shall be as published annually by the Seller in its ”Airbus Spare Parts Price Catalogue and Repair Guide”.

4.	COMMERCIAL CONDITIONS

4.1	Price

4.1.1	All quoted Material prices shall be:

-	Free Carrier (FCA) Airbus Spares Center;

-	Free Carrier (FCA) Seller’s Regional Satellite Stores;

-	Ex Works (EXW) Seller’s or Supplier’s facility for deliveries from any other Seller or Supplier facilities.

At the request of the Buyer, the Seller can arrange and manage the delivery of Material to the Buyer’s facilities on a Delivered Duty Unpaid (DDU) basis. The terms and conditions of such a service shall be subject to a separate agreement to be made between the Buyer and Seller.

The terms Free Carrier (FCA), Ex Works (EXW) and Delivered Duty Unpaid (DDU) are as defined by publication n° 560 of the International Chamber of Commerce, published in January 2000.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT H

4.1.2
Notwithstanding the provisions of Article 2.1.5 above for Initial Provisioning, all prices shall be the Seller's sales prices valid on the date of receipt of the order (subject to reasonable quantities and delivery time) and shall be expressed in US Dollars. Invoices for freight charges and other delivery services shall be in Euros.

4.1.3
The prices of Seller Parts shall be as set forth in the then current Seller's Spare Parts Price Catalog and shall be firm for each calendar year. The Seller however reserves the right to revise the prices of said Seller Parts during the course of the calendar year in case of any of the following:

-	significant revision in the manufacturing costs and purchase price of materials,

-	significant variation of exchange rates,

-	significant error in the estimation or expression of any price.

4.1.4
The Seller’s prices for all other Material shall be the Supplier’s list prices valid on the date of receipt of the order, supplemented by the Seller's handling charge. The percentage of such handling charge shall vary with the Material's value and shall be determined on a per item basis.

4.2	Payment Procedures and Conditions

All payment under this Exhibit “H” shall be made in accordance with the terms and conditions set forth in the then current Seller Parts Price Catalog and Repair Guide.

4.3	Credit Assurance

The Seller and the Buyer agree that the Seller has the right to request and the Buyer shall upon such request provide the Seller with sufficient financial means in due time in order to assure the Seller of full payment of the Buyer’s current and/or expected payment obligations.

4.4	Title

With the exception of Material to be supplied under Article 3 above, title to any Material purchased under this Exhibit "H" shall remain with the Seller until full payment of the invoices and interest thereon, if any, has been received by the Seller.

The Buyer hereby undertakes that Material, title to which has not passed to the Buyer, shall be kept free from any debenture or mortgage or any similar charge or claim in favour of any third party.

5.	EXCUSABLE DELAY

Clause 10.1 of the AGTA shall apply to all Material support provided under this Exhibit “H”.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT H

6.	TERMINATION OF SPARES PROCUREMENT COMMITMENTS

6.1
In the event of the AGTA and/or the relevant Purchase Agreement being terminated with respect to any Aircraft due to causes provided for in Clauses 10, 11 or 20 of the AGTA, such termination may also affect the terms of this Exhibit "H" to the extent set forth in Article 6.2 below.

6.2
Any termination under Clauses 10, 11 or 20 of the AGTA shall discharge the parties of all obligations and liabilities hereunder with respect to undelivered spare parts, services, data or other items to be purchased hereunder and which are applicable to those Aircraft for which the AGTA and/or the relevant Purchase Agreement has been terminated. Unused Material in excess of the Buyer's requirements due to such Aircraft cancellation may be repurchased by the Seller at the Seller’s option as provided for in Article 2.1.8.2.

7.	INCONSISTENCY

In the event of any inconsistency between this Exhibit “H” and the “Spare Parts Price Catalog” or the “Airbus Proprietary Parts Repair Guide” or the “Tools for Loan Catalog” or any order placed by the Buyer, this Exhibit “H” shall prevail to the extent of such inconsistency.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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CT0803291		Private & Confidential

EXHIBIT H

APPENDIX "A" TO ARTICLE 3.1 OF EXHIBIT “H”

SELLER PARTS AVAILABLE FOR LEASING

***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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EXHIBIT I

EXHIBIT I

***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	Exhibit I	Page 1/1
CT0803291		Private & Confidential

LETTER AGREEMENT 1

_________________________, 2010

CHINA SOUTHERN AIRLINES COMPANY LIMITED
Bai Yun Airport,
Guangzhou 510405
People's Republic of China

Subject :           Miscellaneous

CHINA SOUTHERN AIRLINES COMPANY LIMITED (the "Buyer"), AIRBUS S.A.S. (the "Seller") and CHINA SOUTHERN AIRLINES GROUP IMPORT AND EXPORT TRADING CORP., LTD. (the "Consenting Party") have entered into an aircraft general terms agreement (“AGTA”) dated as of even date herewith, which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the AGTA.

Both Parties agree that this Letter Agreement, upon execution thereof, shall constitute an integral, nonseverable part of said AGTA and shall be governed by all its provisions, as such provisions have been specifically amended pursuant to this Letter Agreement.

If there is any inconsistency between the AGTA and this Letter Agreement, the latter shall prevail to the extent of such inconsistency.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

AGTA CSN 2009	LA 1	Page 1/7
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LETTER AGREEMENT 1

1	Clause 5: PAYMENTS

1.1	In Clause 5.1 of the AGTA, the Parties agree to replace:

QUOTE
or to such other account as may be designated by the Seller
UNQUOTE

with

QUOTE
***
UNQUOTE

1.2	The Parties agree to delete Clause 5.5 of the AGTA in its entirety and replace it with the following:

QUOTE
5.5	***
UNQUOTE

1.3	The Parties agree to delete Clause 5.7 of the AGTA in its entirety and replace it with the following:

QUOTE
5.7	***
UNQUOTE

1.4	The Parties agree to delete Clause 5.10 of the AGTA in its entirety and replace it with the following:

QUOTE
5.10	***
UNQUOTE

1.5	The Parties agree to delete Clause 5.11 of the AGTA in its entirety and replace it with the following:

QUOTE
5.11	***

5.11.2	***
UNQUOTE

2	Clause 6: MANUFACTURE PROCEDURE – INSPECTION

The Parties agree to add the following sentence to Clause 6.3 of the AGTA:

QUOTE

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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LETTER AGREEMENT 1

***
UNQUOTE

3	Clause 7: CERTIFICATION

The Parties agree to delete Clause 7.3.1 of the AGTA in its entirety and replace it with the following:

QUOTE
   ***
UNQUOTE

4	Clause 8: BUYER'S TECHNICAL ACCEPTANCE

4.1	The Parties agree to delete Clause 8.1.2 of the AGTA in its entirety and replace it with the following:

QUOTE
***
UNQUOTE

4.2	The Parties agree to add the following Clause to the AGTA:

QUOTE
8.1.3	***
UNQUOTE

4.3	The Parties agree to delete Clause 8.2.2 (ii) of the AGTA in its entirety and replace it with the following

QUOTE
***
UNQUOTE

4.4	The Parties agree to delete Clause 8.4 of the AGTA in its entirety and replace it with the following:

QUOTE
8.4 ***
UNQUOTE

5	Clause 9: DELIVERY

5.1	The Parties agree to delete Clause 9.1.2 of the AGTA in its entirety and replace it with the following:

QUOTE
9.1.2	***
UNQUOTE

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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LETTER AGREEMENT 1

5.2	The Parties agree to delete Clause 9.3.2 of the AGTA in its entirety and replace it with the following:

QUOTE
9.3.2	***
UNQUOTE

6	Clause 10: EXCUSABLE DELAY

The Parties agree to delete Clauses 10.3, 10.4 of the AGTA in their entirety and replace them with the following:

QUOTE
10.3	***

10.3.1	***

10.3.2	***

10.3.3	***

10.4	***
UNQUOTE

7	Clause 11: NON-EXCUSABLE DELAY

7.1	The Parties agree to delete Clauses 11.1 of the AGTA in its entirety and replace it with the following:

QUOTE
11.1	***
UNQUOTE

7.2	The Parties agree to delete Clauses 11.3 of the AGTA in its entirety and replace it with the following:

QUOTE`
11.3	***
UNQUOTE

8	Clause 18: BUYER FURNISHED EQUIPMENT

8.1	The Parties agree to delete Clauses 18.5 of the AGTA in its entirety and replace it with the following:

QUOTE
18.5	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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LETTER AGREEMENT 1

18.5.1	***

18.5.2	***

18.5.3	***
UNQUOTE

8.2	The Parties agree to add the following Clause to the AGTA:

QUOTE
18.6	***
UNQUOTE

9	Clause 20 : TERMINATION

9.1	The Parties agree to add the following sentence at the end of Clause 20.1 of the AGTA:

QUOTE
***
UNQUOTE

9.2	The Parties agree to delete Clause 20.2 of the AGTA in its entirety and replace it with the following:

QUOTE
20.2	***
UNQUOTE

9.3	The Parties agree to delete the first paragraph of Clause 20.3 of the AGTA and replace it with the following:

QUOTE
***
UNQUOTE

9.4	The Parties agree to delete Clause 20.4 of the AGTA in its entirety and replace it with the following

QUOTE
20.4	***
UNQUOTE

10	Clause 21: ASSIGNMENTS AND TRANSFERS

The Parties agree to delete sub-clause 21.1 of the AGTA in its entirety and replace it with the following

QUOTE
21.1	***

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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LETTER AGREEMENT 1

21.1.1	***

21.1.2	***
UNQUOTE

11	Clause 22 : MISCELLANEOUS PROVISIONS

In Clause 22.12 of the AGTA, the Parties agree to replace:

QUOTE
***
UNQUOTE

With:

QUOTE
***
UNQUOTE

12	Assignment

Notwithstanding any other provision of this Letter Agreement, the AGTA or the Purchase Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

13	Confidentiality

This Letter Agreement (and its existence) or any data exchanged between the Buyer and the Seller for the fulfilment of their respective obligations under this Letter Agreement shall be treated by both Parties as confidential and shall not be released in whole or in part to any third party except as may be required by law, or to auditors, legal or tax advisors for the purpose of implementation hereof.

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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LETTER AGREEMENT 1

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

Agreed and accepted,	Agreed and accepted,

For and on behalf of	For and on behalf of

CHINA SOUTHERN AIRLINES	AIRBUS S.A.S.
COMPANY LIMITED

Name :	Name :

Title :	Title :

Witnessed and acknowledged,

For and on behalf of

CHINA SOUTHERN AIRLINES GROUP
IMPORT AND EXPORT TRADING CORP., LTD.

Name :

Title :

***  This information is subject to confidential treatment and has been omitted and filed separately with the Commission.

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LETTER AGREEMENT 2
_________________________, 2010

CHINA SOUTHERN AIRLINES COMPANY LIMITED
Bai Yun Airport,
Guangzhou 510405
People's Republic of China

Subject : Customer Support

CHINA SOUTHERN AIRLINES COMPANY LIMITED (the "Buyer"), AIRBUS S.A.S. (the "Seller") and CHINA SOUTHERN AIRLINES GROUP IMPORT AND EXPORT TRADING CORP., LTD. (the "Consenting Party") have entered into an aircraft general terms agreement (“AGTA”) dated as of even date herewith, which covers the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the AGTA.

Both Parties agree that this Letter Agreement, upon execution thereof, shall constitute an integral, nonseverable part of said AGTA and shall be governed by all its provisions, as such provisions have been specifically amended pursuant to this Letter Agreement.

If there is any inconsistency between the AGTA and this Letter Agreement, the latter shall prevail to the extent of such inconsistency.

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CT0803191

LETTER AGREEMENT 2

1	Clause 12 : WARRANTIES AND SERVICE LIFE POLICY

1.1	The Parties agree to delete the first paragraph of clause 12.1.4.3 of the AGTA in its entirety and replace it with the following:

QUOTE
***
UNQUOTE

1.2	The Parties agree to delete clause 12.1.5 (ii) of the AGTA in its entirety and replace it with the following:

QUOTE
***
UNQUOTE

1.3	The Parties agree to delete clause 12.1.6.2 of the AGTA in its entirety and replace it with the following:

QUOTE
***
UNQUOTE

1.4	The Parties agree to delete clause 12.1.6.3 of the AGTA in its entirety and replace it with the following:

QUOTE
***
UNQUOTE

1.5	The Parties agree to delete clause 12.1.6.4 of the AGTA in its entirety and replace it with the following:

QUOTE
***
UNQUOTE

1.6	The Parties agree to add the following sentence to Clause 12.1.6.6 of the AGTA:

QUOTE
***
UNQUOTE

1.7	In clause 12.1.7.2 of the AGTA, the Parties agree to replace:

QUOTE
***
UNQUOTE

With:

QUOTE
***
UNQUOTE

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CT0803191

LETTER AGREEMENT 2

1.8	The Parties agree to add the following sentence to clause 12.1.7.6 of the AGTA:

QUOTE
***
UNQUOTE

1.9	The Parties agree to add the following sentence to clause 12.3.1.3 of the AGTA:

QUOTE
***
UNQUOTE

1.10	The Parties agree to add the following sentence to clause 12.4.1 of the AGTA:

QUOTE
***
UNQUOTE

3	Clause 15 : SELLER REPRESENTATIVES SERVICES

***

4	Clause 16 : TRAINING AND TRAINING AIDS

4.1	The Parties agree to delete clause 16.3.5.1 of the AGTA in its entirety and replace them with the following:

QUOTE
***
UNQUOTE

4.2	The Parties agree to delete clause 16.3.5.2 of the AGTA in its entirety and replace them with the following:

QUOTE
***
UNQUOTE

4.3	The Parties agree to delete clause 16.3.5.3 of the AGTA in its entirety and replace them with the following:

QUOTE
***
UNQUOTE

4.4	The Parties agree to delete clauses 16.4.4.3 of the AGTA in its entirety and replace them with the following:

QUOTE
***
UNQUOTE

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LETTER AGREEMENT 2

4.5	The Parties agree to delete clause 16.5.2.2 of the AGTA in its entirety and replace them with the following:

QUOTE
***
UNQUOTE

4.6	***

5	EXIBIT H : MATERIAL SUPPLY AND SERVICES

5.1	The parties agree to delete the second paragraph of clause 3.3 and replace it with the following:

QUOTE
***
UNQUOTE

6	Assignment

Notwithstanding any other provision of this Letter Agreement, the AGTA or the Purchase Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

7	Confidentiality

This Letter Agreement (and its existence) or any data exchanged between the Buyer and the Seller for the fulfilment of their respective obligations under this Letter Agreement shall be treated by both Parties as confidential and shall not be released in whole or in part to any third party except as may be required by law, or to auditors, legal or tax advisors for the purpose of implementation hereof.

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LETTER AGREEMENT 2

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

Agreed and accepted,	Agreed and accepted,

For and on behalf of	For and on behalf of

CHINA SOUTHERN AIRLINES	AIRBUS S.A.S.
COMPANY LIMITED

Name :	Name :

Title :	Title :

Witnessed and acknowledged,

For and on behalf of

CHINA SOUTHERN AIRLINES GROUP
IMPORT AND EXPORT TRADING CORP., LTD.

Name :

Title :

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